Exhibit 10.2

SECOND LIEN TERM CREDIT AGREEMENT

dated as of

November 15, 2012

among

SANCHEZ ENERGY CORPORATION,

SEP HOLDINGS III, LLC

and

SN MARQUIS LLC,
as Borrowers,

MACQUARIE BANK LIMITED,
as Administrative Agent,
Sole Lead Arranger and
Sole Book Runner

and

THE LENDERS PARTY HERETO

i

Section 12.15	Interest Rate Limitation	88
Section 12.16	References to First Lien Credit Agreement	88
Section 12.17	Intercreditor Agreement	89
Section 12.18	Termination and Release	89

Annex I	List of Maximum Commitment Amounts

Exhibit A	Form of Term Note
Exhibit B	Form of Advance Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Notice of Continuation
Exhibit F	U.S. Tax Compliance Certificates (F-1 through F-4)
Exhibit G	Form of Guaranty
Exhibit H	Form of Joinder

Schedule 2.05(a)	Advance Requests
Schedule 2.05(c)	Authorized Signatories on Advance Requests
Schedule 7.01	Corporate Organizational Chart
Schedule 7.05	Litigation
Schedule 7.14	Subsidiaries
Schedule 7.16	Title Exceptions to Properties
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements
Schedule 7.26	Purchasers of Production
Schedule 9.02	Existing Debt
Schedule 9.03	Liens
Schedule 9.05	Investments
Schedule 9.17	Existing Shell Swap Agreements

This Second Lien Term Credit Agreement, dated as of November 15, 2012, is among SANCHEZ ENERGY CORPORATION, a Delaware corporation (“Sanchez”), SEP HOLDINGS III, LLC, a Delaware limited liability company (“SEP”) and SN MARQUIS LLC, a Delaware limited liability company (“SN Marquis”, together with Sanchez and SEP, hereinafter collectively called the “Borrowers”, and each individually “Co-Borrower”), each of the Lenders from time to time party hereto, MACQUARIE BANK LIMITED (in its individual capacity, “Macquarie”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.                                    The Borrowers have requested that the Lenders make available to Borrowers a multiple advance term loan facility.

B.                                    The Lenders have agreed to make such loan facility available to Borrowers subject to the terms and conditions of this Agreement.

C.                                    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01                            Terms Defined Above.

As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02                            Certain Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR Loan” means an Advance bearing interest at a rate, subject to Sections 3.02 and 12.15, equal to the Alternate Base Rate plus seven and one-half percent (7.5%).

“Administrative Agent” has the meaning given in the introductory paragraph.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means an advance of funds under the Term Loan.

“Advance Fee” is defined in Section 2.05(e).

“Advance Request” means a written request by any Co-Borrower for an Advance in accordance with Section 2.05.

“Affected Loans” has the meaning assigned to such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Maximum Commitment Amounts” at any time shall equal the sum of the Maximum Commitment Amounts, as the same may be increased, reduced or terminated pursuant to Section 2.06.  The initial Aggregate Maximum Commitment Amount of the Lenders is $250,000,000.

“Agreement” means this Second Lien Term Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Annualized Consolidated EBITDA” means, for the purposes of calculating the financial ratios set forth in Section 9.01(b) and Section 9.01(c):

(i)                                     for the Rolling Period ending on September 30, 2012, the Consolidated EBITDA for such Rolling Period multiplied by 4;

(ii)                                  for the Rolling Period ending on December 31, 2012, the Consolidated EBITDA for such Rolling Period multiplied by 2; and

(iii)                               for the Rolling Period ending on March 31, 2013, the Consolidated EBITDA for such Rolling Period multiplied by 4/3.

“Annualized Consolidated Net Interest Expense” means, for the purposes of calculating the financial ratio set forth in Section 9.01(b):

(i)                                     for the Rolling Period ending on September 30, 2012, the Consolidated Net Interest Expense for such Rolling Period multiplied by 4;

(ii)                                  for the Rolling Period ending on December 31, 2012, the Consolidated Net Interest Expense for such Rolling Period multiplied by 2; and

(iii)                               for the Rolling Period ending on March 31, 2013, the Consolidated Net Interest Expense for such Rolling Period multiplied by 4/3.

“Applicable Margin” means eight and one-half percent (8.5%).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Commitment Amount represented by such Lender’s Maximum

Commitment Amount as such percentage is set forth on Annex I or in an Assignment and Assumption Agreement, as the case may be.

“Approval” and “Consent” mean, with respect to any consent or approval sought by Borrowers and given by the Administrative Agent or the Lenders, as applicable, the written instruments executed by the Administrative Agent or the Lenders, as applicable, that (a) authorize Borrowers to take the action for which the consent or approval is sought and (b) set forth the conditions, if any, upon which the consent or approval is given by the Administrative Agent or the Lenders, as applicable.  “Approve” and “Approved” have the correlative meaning.

“Approved Counterparty” means any Person who at the time a Swap Agreement was entered into was (a) any First Lien Lender or any Affiliate of a First Lien Lender or any First Lien Lender’s Swap Designee, or (b) Shell Energy North America (US), L.P. or any other Person whose issuer rating or long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher (or whose obligations under the applicable Swap Agreement are guaranteed by an Affiliate of such Person meeting such rating standards) and who is acceptable to First Lien Administrative Agent in its sole discretion, provided, the obligations and liabilities owed by a Co-Borrower or a Restricted Subsidiary to any Person designed as an “Approved Counterparty” under this clause (b) shall be unsecured and any agreement documenting such obligations and liabilities shall not require the posting of any collateral or provide for margin calls.

“Approved Fund” means (a) a CLO or (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Petroleum Engineers” means Ryder Scott Company or any other independent petroleum engineer proposed by the Borrowers and approved by the Administrative Agent.

“Arranger Fee” is defined in Section 6.01(a).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Availability Period” means (i) with respect to Tranche A, January 31, 2013 and (ii) with respect to Tranche B, the Maturity Date.

“Bank Product” any of the following products, services or facilities extended to any Co-Borrower or its Subsidiary by a Lender or any of its Affiliates: (a) cash management services including but without limitation any services provided in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (b) commercial credit card and merchant card services; and (c) leases and other banking products or services as may be requested by any Co-Borrower or its Subsidiary.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Board of Directors” means:

(a)                                 with respect to a corporation, the board of directors of the corporation;

(b)                                 with respect to a partnership, the board of directors or body serving similar function of the general partner of the partnership;

(c)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowers” has the meaning given in the introductory paragraph.

“Borrowing Base” has the meaning set forth in the First Lien Credit Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas, are authorized or required by law to remain closed; and if such day relates to an Advance or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, an Advance or a notice by the Borrowers with respect to any such Advance or continuation, payment, prepayment or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital One” means Capital One, National Association.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrowers or any of their Subsidiaries having a fair market value in excess of $5,000,000.

“Change in Control” means the occurrence of any of the following:

(a)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interest) of a Co-Borrower and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b)                                 the adoption of a plan relating to the liquidation or dissolution of a Co-Borrower;

(c)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more members of the Sanchez Group, becomes the Beneficial Owner, directly or indirectly, of more than twenty percent (20%) of the Equity Interest of a Co-Borrower other than, with respect to a merger or consolidation, a transaction in which the Equity Interest of such Co-Borrower outstanding immediately prior to such transaction is converted into or exchanged for Equity Interest (other than Disqualified Capital Stock) of the surviving or transferee Person (or any parent thereof) constituting a majority of the outstanding shares, units or the like, of such Equity Interest of such surviving or transferee Person (or any parent thereof) immediately after giving effect to such transaction; or

(d)                                 Antonio R. Sanchez, III, ceases, for any reason, to be the chief executive officer of Sanchez and Sanchez fails, within ninety (90) days thereof, to retain and hire a replacement reasonably acceptable to the First Lien Required Lenders.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority with respect to the implementation of the Basel III Accord shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, including if such date is before a Lender became a party to this Agreement.

“CLO” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Co-Borrower” has the meaning given in the introductory paragraph.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means collectively, Property which is pledged to secure Debt pursuant to one or more Security Instruments.

“Commitment” means, subject to the terms of this Agreement, with respect to each Lender, the commitment of such Lender, if any, to make Advances under the Term Loan up to its Maximum Commitment Amount, as such Maximum Commitment Amount may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the commitments of all the Lenders hereunder.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(a)                                 Consolidated Net Interest Expense;

(b)                                 Consolidated Income Tax Expense;

(c)                                  consolidated depletion and depreciation expense of the Borrowers and their Restricted Subsidiaries;

(d)                                 other non-cash charges to the extent not included in the foregoing clauses (a)-(c).

and minus all non-cash income to the extent included in determining Consolidated Net Income.

“Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign taxes (including state franchise taxes) based on income of the Borrowers and their Restricted Subsidiaries for such period as determined in accordance with GAAP, or (for any period in which a Co-Borrower is a partnership or limited liability company) the Tax Amount for such period.

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Borrowers and their consolidated Subsidiaries determined in accordance with GAAP and before any reduction in respect of preferred stock dividends of such Person, less (for any period a Co-Borrower is a partnership or limited liability company) the Tax Amount for such period; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:

(a)                                 any net income (loss) of any Person (other than the Borrowers) if such Person is not a Restricted Subsidiary, except that:

(i)                                     subject to the limitations contained in clauses (c) and (d) below, the Borrowers’ equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrowers or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(ii)                                  the Borrowers’ equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Borrowers or a Restricted Subsidiary during such period;

(b)                                 any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrowers, except that:

(i)                                     subject to the limitations contained in clauses (c), (d) and (e) below, the Borrowers’ equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Borrowers or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(ii)                                  the Borrowers’ equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(c)                                  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of any Co-Borrower or its consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Equity Interest of any Person;

(d)                                 any extraordinary or nonrecurring gains or losses or nonrecurring other income or expenses, together with any related provision for taxes (and, without duplication, any Restricted Payment for taxes permitted in Section 9.04) on such gains or losses or other income or expenses and all related fees and expenses;

(e)                                  the cumulative effect of a change in accounting principles;

(f)                                   any asset impairment write-downs, including ceiling test writedowns, on oil and gas properties under GAAP or SEC guidelines;

(g)                                  any unrealized non-cash gains or losses or charges in respect of obligations under Swap Agreements (including those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815);

(h)                                 income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(i)                                     all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Debt;

(j)                                    any depreciation, depletion and amortization expense in excess of capital expenditures; and

(k)                                 any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

“Consolidated Net Interest Expense” means, for any period, the total consolidated interest expense of the Borrowers and their Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such interest expense and without duplication:

(a)                                 interest expense for such period attributable to Capital Lease Obligations and the interest component of any deferred payment obligations;

(b)                                 amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Net Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Net Interest Expense);

(c)                                  non-cash interest expense;

(d)                                 commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(e)                                  the interest expense on Debt of another Person that is guaranteed by a Co-Borrower or one of its Restricted Subsidiaries or secured by a lien on assets of a Co-Borrower or one of its Restricted Subsidiaries, to the extent such guarantee becomes payable or such lien becomes subject to foreclosure;

(f)                                   costs associated with interest rate obligations under Swap Agreements (including amortization of fees); provided, however, that if such interest rate obligations under Swap Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Net Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(g)                                  the consolidated interest expense of the Borrowers and their Restricted Subsidiaries that was capitalized during such period; and

(h)                                 all dividends paid or payable in cash, cash equivalents or Debt or dividends accrued during such period on any series of Disqualified Capital Stock of a Co-Borrower;

and minus, consolidated interest income and, to the extent included above, write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments.

“Consolidated Subsidiaries” means each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Contract Rate” is defined in Section 3.02(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.05.

“Debt” means, for any Person, the sum of the following (without duplication):  (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services excluding accounts payable incurred in the ordinary course of business with respect to which no more than 90 days have elapsed since the date of invoice; (d) all Capital Lease Obligations; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others, in each case, intended as a means of credit enhancement for creditors of such others and not as a purchase and sale agreement; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock; (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (m) any deferred put premiums owed under a Swap Agreement.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.  For the sake of clarity, except as provided in clause (m) of the first sentence of this definition, obligations under Swap Agreements shall not constitute Debt.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” is defined in Section 3.02(a).

“Development Plan” means the comprehensive plan or plans in effect from time to time with respect to the development of the Properties and any other expenditures that have been approved by Administrative Agent.  A Development Plan shall provide for, among other things, the location, timing and estimated cost of Wells to be drilled or recompleted as well as names of key personnel required to undertake those operations and their associated responsibilities.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Advances or other obligations hereunder outstanding and all of the Commitments are terminated.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“dollars,” “USD” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Engineering Reports” is defined in the First Lien Credit Agreement.

“Engineered Value” means the value attributed to the Oil and Gas Properties in the applicable Reserve Report based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Oil and Gas Properties as set forth in such applicable Reserve Report.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrowers or any Subsidiary are conducting or at any time has conducted business, or where any Property of the Borrowers or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.  The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrowers or any Subsidiary are located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply with respect to Property located in such state or other jurisdiction.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that, together with a Co-Borrower or a Subsidiary is treated as a “single employer” under Section 414(b) or (c) of the Code, or solely for the proposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of a failure to meet the minimum funding standards under Section 412 of 430 of the Code or Section 303 of ERISA; (c) the incurrence by any Co-Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the receipt by any Co-Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (e) the determination that any Plan is considered an “at risk” plan or a plan in endangered or critical status within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) the incurrence by any Co-Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Co-Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Co-Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Advance” means an Advance bearing interest based on the LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens on pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrowers or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrowers or any of their Subsidiaries to provide collateral to the depository institution; (f) easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrowers or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrowers or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from UCC financing statement filings regarding operating leases entered into by any Co-Borrower and its Subsidiaries in the ordinary course of business covering only the Property under lease; and (j) First Liens; provided, further that Liens described in clauses (a) through (e) shall remain Excepted Liens only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Co-Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), and (d) any federal withholding Taxes imposed under FATCA.

“Family” means (a) an individual, (b) such individual’s spouse, (c) any other natural person who is related to such individual or such individual’s spouse within the second degree of kinship and (d) any other natural person who has been adopted by such individual.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means any letter agreement executed by the Borrowers and the Administrative Agent in connection herewith and/or with a syndication of this credit facility pertaining to certain fees payable to the Administrative Agent.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of each Co-Borrower.

“Financial Statements” means the financial statement or statements of Sanchez and its Consolidated Subsidiaries (including the other Borrowers) referred to in Section 7.04(a).

“First Liens” has the meaning assigned such term in Section 9.03(b).

“First Lien Administrative Agent” means Capital One, and its successors and assigns, in its capacity as administrative agent under the First Lien Loan Documents.

“First Lien Credit Agreement” means, subject to Section 12.16, that certain Credit Agreement dated November 15, 2012 by and among the Borrowers, First Lien Administrative Agent and the First Lien Lenders, as amended or refinanced in accordance with the terms thereof and the terms of the Intercreditor Agreement.

“First Lien Lenders” means First Lien Administrative Agent and the lenders party thereto to the First Lien Loan Documents.

“First Lien Lender’s Swap Designee” means any “Lender’s Swap Designee” as defined in the First Lien Credit Agreement.

“First Lien Loan” means that certain $250,000,000 first lien revolving loan made or to be made by the First Lien Lenders to Borrowers pursuant to the First Lien Loan Documents, as amended, modified or refinanced in accordance with the terms thereof and the terms of the Intercreditor Agreement.

“First Lien Loan Documents” means, collectively, the First Lien Credit Agreement and the Notes, the other Loan Documents (as such terms are defined therein) and all other documents, instruments, and agreements now or hereafter executed and/or delivered by Borrowers in connection with the First Lien Loan, in each case, as amended, modified or replaced in accordance with the terms thereof and of the Intercreditor Agreement.

“First Lien Required Lenders” means the “Required Lenders” as defined in the First Lien Credit Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Loan Parties are located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrowers, any Subsidiary, any of their Properties, the Administrative Agent or any Lender.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guaranty” means the Guaranty to be executed by the Guarantors, substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Guarantor” means all Restricted Subsidiaries of Borrowers.  As of the date hereof, there are no Guarantors.

“Hazardous Materials” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including, without limitation:  (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, or radon.

“Highest Lawful Rate” means, with respect to each Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received by such Lender under applicable laws with respect to an obligation, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.  The determination of the Highest Lawful Rate shall, to the extent required by applicable law, take into account as interest paid, taken, received, charged, reserved or contracted for any and all relevant payments or charges under the Loan Documents.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intercreditor Agreement” means that certain intercreditor agreement dated of even date herewith by and among Administrative Agent, Lenders, First Lien Administrative Agent, First Lien Lenders and Borrowers.

“Interest Payment Date” means (a) with respect to any Eurodollar Advance, the last day of the Interest Period and, in the case of an Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (b) with respect to any ABR Loan, the last day of each calendar month.

“Interest Period” means the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrowers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interim Redetermination” is defined in the First Lien Credit Agreement.

“Investment” means, for any Person, any of the following: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Advance for any Interest Period, the rate appearing on Reuters BBA Libor Rates LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and, in each case, for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) royalties, production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations.  For the purposes of this Agreement, each Co-Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Term Notes, the Security Instruments, the Guaranties, the Intercreditor Agreement, the Undertaking to Pay Directly, Fee Letter and all other agreements, instruments, documents and certificates, other than Swap Agreements, executed and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.

“Loan Parties” means the Borrowers and each Subsidiary that is a party to any Loan Document.

“Macquarie” has the meaning given in the introductory paragraph.

“Market Disruption Notice” is defined in Section 3.02(d).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of any Co-Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document.

“Material Indebtedness” means (a) the First Lien Loan and (b) Debt (other than the Term Loan), or obligations in respect of one or more Swap Agreements, of any one or more Co-Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000.00.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrowers or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that a Co-Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means May 16, 2016.

“Maximum Commitment Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Commitment Amounts,” as the same may be modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by any Co-Borrower or any Restricted Subsidiary that is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Mortgages” means all mortgages and deeds of trust executed in connection herewith.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Notice of Continuation” means a notice of continuation of Eurodollar Advance in the form of the attached Exhibit E signed by Borrowers.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Obligations” means, without duplication, (a) all Debt evidenced hereunder, (b) the obligation of the Loan Parties for the payment of the fees payable hereunder or under the other Loan Documents, (c) the obligations of the Loan Parties relating to Bank Products, and (d) all other obligations and liabilities (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Loan Parties to the Administrative Agent and the Lenders, in each case now existing or hereafter incurred under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Any reference herein to “Oil and Gas Properties” shall (a) be deemed to refer to Borrowers’ and their Subsidiaries’ Oil and Gas Properties unless the context requires otherwise and (b) in any event, include the “Mortgaged Properties” described in the Mortgages.

“Operator” means Sanchez Oil & Gas Corporation, a Delaware corporation.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document; “Other Taxes” shall not include Excluded Taxes.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Patriot Act” has the meaning set forth in Section 12.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“PDNP Reserves” means Proved Reserves which are categorized as both “Developed” and “Non Producing” in the SPE/WPC Definitions.

“PDP Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the SPE/WPC Definitions.

“Permitted Preferred Stock Distributions” means dividends to holders of the Preferred Stock to the extent described and provided for by that certain Certificate of Designations of 4.875% Convertible Perpetual Preferred Stock, Series A of Sanchez dated September 17, 2012.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Co-Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means the shares of the series of Sanchez’ preferred stock, par value $0.01, issued pursuant to that certain Certificate of Designations of 4.875% Convertible Perpetual Preferred Stock, Series A of Sanchez dated September 17, 2012.

“Pricing/Expense Assumptions” means a calculation utilizing the following assumptions:

(i)                                     Oil and gas pricing used will be determined by Administrative Agent and Lenders in their sole discretion, based in part on NYMEX market prices reduced by (A) historical average basis differential between the pricing employed by independent third-party over-the-counter counterparties compared to the prevailing wellhead prices at the production location and (B) any other adjustments as may be necessary including shrink, gathering, transportation and processing fees.

(ii)                                  All forecasted pricing will be adjusted for quality and location.

(iii)                               Average lease or other applicable operating expenses will be subject to Administrative Agent’s and Lenders’ reasonable Approval and shall reasonably correspond to historical operating expenses for Borrowers’ Oil and Gas Properties.

“Prime Rate” means the prime rate of interest published by the Wall Street Journal from time to time; each change in the Prime Rate shall be effective from and including the date such change is published as being effective.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” shall have the meaning given that term in the SPE/WPC Definitions.

“PUD Reserves” means Proved Reserves which are categorized as “Undeveloped” in the SPE/WPC Definitions.

“PV-10” means the present worth of future net income, discounted to present value at the simple interest rate of ten percent (10%) per year over the life of the reserves.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Lenders” means, at any time while no Advances are outstanding, Lenders having at least sixty-six and two thirds percent (66 2/3%) of the Aggregate Maximum Commitment Amounts; and at any time while any Advances are outstanding, Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Advances (without regard to any sale by a Lender of a participation in any Advance under Section 12.04(c)).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Borrowers and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time, and reflecting Swap Agreements in place with respect to such production.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of each Co-Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Person or any option, warrant or other right to acquire any such Equity Interests in any Person.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary or a Co-Borrower.

“Rolling Period” means (a) for the fiscal quarters ending prior to June 30, 2013, the period commencing on June 30, 2012 and ending on the last day of such fiscal quarter and (b) for the fiscal quarter ending on June 30, 2013, and for each fiscal quarter thereafter, the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanchez Family” means (a) Antonio R. Sanchez, III and A.R. Sanchez, Jr., (b) any spouse or descendant of any individual named in (a), (c) any other natural person who is a member of the Family of any such individual referenced in (a)-(b) above and (d) any other natural person who has been adopted by any such individual referenced in (a)-(c) above.

“Sanchez Group” means (a) any member of the Sanchez Family, (b) the Operator, Sanchez Energy Partners I, LP and SEP Management I, LLC and (c) any Person Controlled by any one or more of the foregoing.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Collateral Agent” is defined in Section 12.17.

“Security Agreement” means the Security and Pledge Agreement executed by Borrowers and the Guarantors of even date herewith.

“Security Instruments” means the mortgages, deeds of trust, security agreements, pledge agreements, deposit account control agreements, guaranty agreements and other agreements, instruments or certificates, and any and all other agreements, instruments, certificates or certificates now or hereafter executed and delivered by the Borrowers or any other Person (other than Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Term Notes, or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time, including, without limitation, the Security Agreement, Mortgages and Transfer Letters.

“SPE/WPC Definitions” means the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress and in effect from time to time.

“Subsidiary” means of a Person means (a) a corporation, partnership, joint venture, limited liability company or other business entity of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries, and (b) any partnership of which such Person or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of any Co-Borrower.

“Supporting Documentation” means a package containing data that is available to Borrowers sufficient to support the cost estimate and the justification for the proposed Development Plan project.  Upon request by Lenders, this package will include any or all of the following: (a) detailed work procedure, (b) before and after wellbore schematics, (c) detailed cost estimate plus bids on major items and other backup as appropriate, (d) reservoir structure and isopach maps, (e) log sections, core data, and directional survey for any well being worked on plus key offset wells, (f) notes showing Borrowers’ or Approved Petroleum Engineers’

reserves calculation, if available, (g) economic forecast and (h) any other data that Lenders reasonably deem necessary in order to make an informed decision on the merits of the project.

“Swap Agreement” means any transaction or agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement.  For the avoidance of doubt, (a) a Swap Agreement governed by a master agreement, including any master agreement published by the International Swaps and Derivatives Association, Inc., shall be deemed entered into when such individual Swap Agreement is entered into without regard to the date on which such master agreement is entered into, and (b) any hedge position or hedging arrangement of the type described in the immediately preceding sentence shall be considered a Swap Agreement regardless of whether a written agreement or written confirmation is entered into.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as Obligations for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty percent (80%) of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by the Borrowers if it were a Texas corporation filing separate tax returns with respect to its Taxable Income for such period; provided that in determining the Tax Amount, the effect thereon of any net operating loss carry-forwards or other carry-forwards or tax attributes, such as alternative minimum tax carry-forwards, that would have arisen if any Co-Borrower were a Texas corporation shall be taken into account; provided, further, that, if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from a Co-Borrower’s reorganization as, or change in the status to, a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of the Borrowers for such period for U.S. federal income tax purposes.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” is defined in Section 2.01.

“Term Notes” means the promissory notes of the Borrowers described in Section 2.06 and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the date on which all of the Obligations under the Loan Documents are indefeasibly paid in full in cash (other than indemnity obligations and similar obligations that survive the termination of this Agreement) and Lenders have no further obligation to make any Advance, or (c) the date on which Administrative Agent, on behalf of the Lenders, notifies Borrowers of the acceleration of Obligations under this Agreement following an Event of Default.

“Total Adjusted Present Value” means the sum of the PV-10 of Borrowers’ Proved Reserves calculated using the most recently delivered Engineering Report; provided that the sum of the PV-10 of the PDNP Reserves and the PV-10 of the PUD Reserves shall not exceed fifty percent (50%) of the Total Adjusted Present Value.  In the event the sum of PV-10 of PDNP Reserves and PV-10 of the PUD Reserves would otherwise exceed fifty percent (50%) of the Total Adjusted Value, then the Total Adjusted Value shall be calculated as two hundred percent (200%) of the amount of PV-10 of the PDP Reserves. The calculation of Total Adjusted Present Value may, in Administrative Agent’s sole discretion, incorporate any acquisitions of Oil and Gas Properties or dispositions of Oil and Gas Properties from the most recently delivered Engineering Report since the date thereof and shall incorporate the Pricing/Expense Assumptions.

“Tranche A” is defined in Section 2.03(a).

“Tranche B” is defined in Section 2.03(b).

“Transactions” means the execution, delivery and performance by any Co-Borrower or any Guarantor of this Agreement and each other Loan Document to which it is a party, the borrowing of Advances, the use of the proceeds thereof and the grant of Liens by the Borrowers on Mortgaged Properties, other Properties and Collateral pursuant to the Security Instruments.

“Transfer Letters” means, collectively, the letters in lieu of transfer orders executed and delivered by the Borrowers or any other Person executing and delivering a Mortgage.

“Type,” when used in reference to any Advance refers to whether the rate of interest on such Advance is determined by reference to the Alternate Base Rate or the LIBO Rate.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of Texas, or, where applicable as to specific Property, any other relevant state.

“Undertaking to Pay Directly” means the Undertaking to Pay Directly executed by Operator in favor of the Administrative Agent of even date herewith.

“Unproved Reserves” means Unproved Reserves which are categorized as “Probable Reserves” and “Possible Reserves” in the SPE/WPC Definitions.

“Unrestricted Subsidiary” means any Subsidiary of a Co-Borrower that is designated by the Board of Directors of such Co-Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                 has no Debt other than Debt which is non-recourse to such Co-Borrower;

(2)                                 is not party to any agreement, contract, arrangement or understanding with any Co-Borrower or any Restricted Subsidiary of such Co-Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Co-Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Co-Borrower;

(3)                                 is a Person with respect to which neither such Co-Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 does not guarantee or otherwise directly or indirectly provide credit support for any Debt of such Co-Borrower or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of a Co-Borrower as an Unrestricted Subsidiary shall be made in an officer’s certificate delivered to the Administrative Agent and containing a certification that such designation is in compliance with the terms of this definition.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of such Co-Borrower as of such date and any Lien of such Subsidiary will be deemed to be incurred as of such date and, if such Debt is not permitted to be incurred pursuant to Section 9.02 hereof, or such Lien is not permitted to be incurred as of such date pursuant to Section 9.03 hereof, then in either case, the Borrowers will be in default of such covenant.

“U.S. Tax Compliance Certificate” has the meaning assigned such term in Section 5.03(e)(ii)(1)(C).

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by a Co-Borrower or one or more of the Wholly-Owned Subsidiaries or by a Co-Borrower and one or more of the Wholly-Owned Subsidiaries.

Section 1.03                            Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04                            Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrowers’ independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrowers and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II

THE TERM LOAN FACILITY

Section 2.01                            Commitments.  Subject to the terms and conditions set forth herein, the Lenders agree to make available to the Borrowers during the Availability Period a secured, multiple advance term loan (the “Term Loan”) of up to the Aggregate Maximum Commitment Amount; provided that the Maximum Commitment Amount of any Lender shall never exceed its Applicable Percentage of the Aggregate Maximum Commitment.  If, however, the obligations of Borrowers under the Term Loan at any time exceed the Aggregate Maximum Commitment Amount, all amounts owing by Borrowers to Lenders under this Agreement will nevertheless constitute Obligations and be entitled to the benefit of Lenders’ Liens on the Collateral.

Section 2.02                            Term Loan.

(a)                                 All Amounts Due at Maturity.  All monetary Obligations will be fully due and payable on the Maturity Date.

(b)                                 No Revolving Credit.  Amounts repaid in respect of the Term Loan may not be reborrowed.

(c)                                  Joint and Several Obligations.  The Borrowers obligations to repay the Term Loan and the other Obligations are joint and several.

Section 2.03                            Availability and Purpose of Advances.  Beginning on the Effective Date and continuing through the applicable Availability Period:

(a)                                 Tranche A.  $50,000,000 of the Term Loan (“Tranche A”) may be used by Borrowers to (i) fund the development of the Properties as set forth in any Development Plan Approved by Lenders and (ii) with the Approval of Lenders, fund the acquisitions of additional Properties.

(b)                                 Tranche B.  Up to $200,000,000 of the Term Loan (“Tranche B”) may, with the Approval of Lenders, be used by Borrowers:

(i)                                     to fund the acquisition of additional Properties;

(ii)                                  to fund additional development activities included on any subsequent Development Plan Approved by Lenders;

(iii)                               to cure Borrowing Base deficiencies under the First Lien Credit Agreement;

(iv)                              to pay the Advance Fee for each Advance under this Tranche B; and

(v)                                 for any other purpose Approved by Lenders.

(c)                                  Tranche B Advances are Discretionary.  Notwithstanding any provision of this Agreement to the contrary, the decision to make (or not make) any Advance requested under Tranche B is in the sole and absolute discretion of Lenders, without regard to whether the applicable conditions set forth in this ARTICLE II and ARTICLE VI below have been satisfied.

Section 2.04                            Development Plan.

(a)                                 The initial Development Plan shall be the Development Plan submitted and Approved pursuant to Section 6.01(s).  Borrowers can propose modifications to the Development Plan from time to time, and those modifications will become effective when Approved by Administrative Agent.

(b)                                 Notwithstanding the Administrative Agent’s Approval of a Development Plan, Borrowers must nevertheless satisfy the conditions described in this ARTICLE II and ARTICLE VI below prior to the making of each Advance.

Section 2.05                            Advance Procedure.

(a)                                 Advance Requests.  To request an Advance, Borrowers will deliver an Advance Request to Administrative Agent by 12:00 noon Houston, Texas time, at least three Business Days prior to the date on which the Advance, if Approved, is to be made.  Each Advance Request will include invoices or other Supporting Documentation reasonably requested by Administrative Agent to support the amounts to be paid out of the requested Advance.  Each Advance Request shall specify an Interest Period (which shall be a period contemplated by the definition of “Interest Period”); provided that if no Interest Period is specified, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.  Upon Administrative Agent’s receipt of any Advance Request, the Administrative Agent shall advise each Lender of the details thereof and such Lender’s portion of each resulting Advance.  Unless Administrative Agent notifies Borrowers in writing within that three Business Day period that it objects or requires additional information with respect to the requested Advance (in which case, Administrative Agent will describe the objection or requested information in reasonable detail), then Lenders will process the Advance Request.  All Advances to Borrowers will be made to an account or accounts specified in Schedule 2.05(a).

(b)                                 Minimum Advance.  The minimum amount of any Advance under Tranche A and Tranche B will be in the amount of $250,000, unless a lesser amount remains available under the Term Loan or under a particular tranche of the Term Loan.

(c)                                  Authorized Signatories.  Schedule 2.05(c) identifies and contains a specimen signature of each Person authorized to request an Advance on behalf of Borrowers.  Unless otherwise noted on Schedule 2.05(c), only a single signatory is required on an Advance Request.

(d)                                 Unavailability of USD.  If any Lender determines that deposits in USD will not be readily available to it in the relevant interbank market to enable that Lender to fund its Applicable Percentage of a requested Advance, then (i) that Lender will give prompt notice of that fact to Borrowers and Administrative Agent, and (ii) the Advance Request will be deemed to have been withdrawn and Lenders will have no obligation to make the requested Advance.

(e)                                  Advance Fee.  Contemporaneously with the making of any Tranche B Advance Borrowers will pay to Administrative Agent, for the account of the Lenders, a non-refundable fee (as more particularly described in the Fee Letter, the “Advance Fee”).

(f)                                   Continuations.  Unless Administrative Agent has notified Borrowers of the Conversion of an Advance to an ABR Loan as provided herein, Borrowers may elect to continue any Advance as a Eurodollar Advance by delivering an irrevocable Notice of Continuation to Administrative Agent at Administrative Agent’s office no later than 12:00 noon Houston, Texas time on the date which is at least three Business Days in advance of the proposed continuation date.  Each such Notice of Continuation shall be in writing or by facsimile confirmed immediately in writing specifying the information required therein.  Promptly after receipt of a Notice of Continuation under this Section 2.05, Administrative Agent shall provide each Lender with a copy thereof.

(g)                                  Certain Limitations.  Notwithstanding anything to the contrary contained in Sections 2.05(a) and (f) above:

(i)                                     at no time shall there be more than four Interest Periods applicable to outstanding Advances and Borrowers may not request any Advances based on the LIBO Rate at any time that an Event of Default has occurred and is continuing;

(ii)                                  if any Lender shall, at least one Business Day before the date of any requested Advance or continuation, notify Administrative Agent of any event set forth in Section 5.05 making it unlawful for such Lender to perform its obligations under this Agreement to make Advances or to fund or maintain Advances based on the LIBO Rate, the right of Borrowers to select the LIBO Rate from such Lender shall be suspended until such Lender shall notify Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender or continuation shall be an ABR Loan;

(iii)                               if Administrative Agent is unable to determine the LIBO Rate for any Advance, the right of Borrowers to select LIBO Rate for such Advance or for any subsequent Advance shall be suspended until Administrative Agent shall notify Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Advance made or continued after such notice and before such time, if any, as the Administrative Agent shall have notified the Borrowers and Lenders that such suspension has ended, shall be an ABR Loan;

(iv)                              if any Lender shall, at least one Business Day before the date of any requested Advance, notify Administrative Agent that the LIBO Rate will not adequately reflect the cost to such Lenders as set forth in Section 5.01, for such Advance, the right of Borrowers to select the LIBO Rate for such Advance or for any subsequent Advance shall be suspended until Administrative Agent shall notify Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Advance shall be an ABR Loan; and

(v)                                 Borrowers acknowledge and agree that they are not entitled to request any ABR Loans, and the advance of, or Conversion to, ABR Loans shall be solely for the purposes set forth in this Section 2.05(f), Market Disruption Notices and Section 5.05.

Section 2.06                            Term Notes.  Borrowers’ obligation to repay the Term Loan will be evidenced by a Term Note in favor of each Lender.  Each Lender will record on its books the date, amount and interest rate of each Advance made by such Lender, as well as a record of all principal payments made by Borrowers in respect of such Term Note.  If any Term Note is transferred to another holder, such Lender may prepare a schedule of that information and attach it to such Term Note.  However, neither an error in the recordation of that information on such Lender’s books nor the failure to prepare and attach a schedule of that information to such Term Note when it is transferred to another holder will affect such Lender’s or Borrowers’ rights and obligations in respect of such Term Note or the validity of any transfer of such Term Note to another holder.

Section 2.07                            Funding of Advances.  Each Lender shall make each Advance to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Advance available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in Houston, Texas and designated by the Borrowers in the applicable Advance Request.

Section 2.08                            Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s share of such Advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with (a) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Advance available to the Administrative Agent, then the applicable Lender and each Co-Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s share of such Advance.

Section 2.09                            Lender Obligations Several.  The failure of any Lender to make its Advance shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Advance (unless such failure is under Section 2.05(d)).  No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Advance.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01                            Repayment of Advances.

Each Co-Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Advance on the Termination Date.

Section 3.02                            Interest.

(a)                                 Except as otherwise provided in Sections 2.05 and 12.15, all Advances under the Term Loan will bear interest at the lesser of (i) the LIBO Rate plus the Applicable Margin and (ii) the Highest Lawful Rate (the “Contract Rate”) beginning on the date of each Advance and continuing until all Obligations are paid in full in accordance with this Agreement.  If an Event of Default exists, all amounts outstanding under the Term Loan will bear interest at a rate per annum (the “Default Rate”) equal to the lesser of (i) the Highest Lawful Rate and (ii) the Contract Rate plus three percent (3%).  In addition, any amount owing by Borrowers under this Agreement or the other Loan Documents that is not paid when due, whether at stated maturity, upon acceleration or otherwise, will bear interest (both before and after judgment) at the Default Rate.

(b)                                 All interest will be computed on the actual number of days elapsed over a year composed of three hundred sixty (360) days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty-six (366) days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Interest is due and payable under this Agreement in arrears and in immediately available funds (i) on each Interest Payment Date prior to the Termination Date and (ii) in full on the Termination Date; provided that (i) interest accrued at the Default Rate shall be payable on demand, (i) in the event of any repayment or prepayment of any Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (ii) in the event of any Conversion of any Advance as provided herein prior to the end of the current Interest Period therefor, accrued interest on such Advance shall be payable on the effective date of such conversion.

(c)                                  Lenders’ determination of the LIBO Rate as provided in this Agreement will, absent manifest error, be conclusive and binding on all parties.

(d)                                 If, on or before any date on which Administrative Agent is to determine the LIBO Rate:

(i)                                     Administrative Agent determines that adequate and fair means do not or will not exist for determining the LIBO Rate applicable to an Interest Period or, for any reason, Administrative Agent will not be able to determine the LIBO Rate for the applicable Interest Period; or

(ii)                                  Administrative Agent determines that the LIBO Rate determined in accordance with this Agreement does not accurately reflect the cost of funding, making or maintaining that Advance for the applicable Interest Period;

then Administrative Agent can give notice of that circumstance to Borrowers (a “Market Disruption Notice”), whereupon the obligation of the Lenders to make the requested Advance on the basis of the LIBO Rate will be suspended until such time as Administrative Agent notifies Borrowers that the circumstances described in the Market Disruption Notice no longer exist at which time Administrative Agent shall Convert the ABR Loans to Advances bearing interest at the Contract Rate.  If the Administrative Agent has issued a Market Disruption Notice, all Advances then outstanding will bear interest at the Alternate Base Rate plus seven and one-half percent (7.5%).

(e)                                  If a new Advance is made after another Interest Period has commenced, then the initial Interest Period applicable to the new Advance will end on the same date that that existing Interest Period ends.  The interest rate applicable to that new Advance will be the Contract Rate for a term equal to the number of days remaining in that existing Interest Period.

Section 3.03                            Prepayments.

(a)                                 Optional Prepayments.  The Borrowers shall have the right at any time and from time to time to prepay any Advance in whole or in part, subject to prior notice in accordance with Section 3.03(b).  Partial optional prepayments pursuant to this Section 3.03 shall be in an aggregate principal amount of $250,000 or any whole multiple of $50,000 in excess thereof.

(b)                                 Notice and Terms of Optional Prepayment.  The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder, not later than 12:00 noon Houston, Texas time, three (3) Business Days before the date of prepayment.  Such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to an Advance, the Administrative Agent shall advise the Lenders of the contents thereof.  Each prepayment of Advance shall be applied ratably and shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)                                  Mandatory Prepayments.

(i)                                     Subject to the terms of the Intercreditor Agreement, Borrowers will promptly pay to Administrative Agent, for the ratable benefit of each Lender, any amounts required by Administrative Agent, in its sole discretion, in connection with any sale or other disposition of Oil and Gas Properties Consented to by Administrative Agent in accordance with Section 9.11(f).

(ii)                                  All prepayments received by Administrative Agent under this Section 3.03(c) will be immediately applied as a prepayment of the Term Loan.

(iii)                               Prepayments pursuant to this Section 3.03(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)                                 No Premium or Penalty.  Prepayments permitted or required under this Section 3.03 shall be without premium or penalty, except as required under Section 5.02.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01                            Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 Payments by the Borrowers.  The Borrowers shall make each payment required to be made by the Borrowers hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon Houston, Texas time, on the date when due, in dollars that constitute immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall not be refundable under any circumstances absent manifest error (e.g., as a result of a clerical mistake).  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)                                  Place of Payments.  All payments to be made by Borrowers to Administrative Agent under this Agreement will be made to the following account on the date due:

Account:                                              Bank of New York

New York, NY 10004

ABA # 021000018

Favour:                                                     Macquarie Bank Limited

Sydney

A/C No.:  8900055375

Chips UID:  236386

Reference:  Sanchez Energy Corporation

or to any other account that Administrative Agent may designate in writing to Borrowers from time to time.

(d)                                 Sharing of Payments by Lenders.  If the Administrative Agent or any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Advances and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Advances of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(d) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitment or Advances to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(d) shall apply).  The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to ARTICLE II, Section 4.02 or 12.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 4.02                            Presumption of Payment by the Borrowers.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03                            Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to ARTICLE II or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 4.04                            Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrowers unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrowers’ interest in and to production and all proceeds attributable thereto that may be produced from or allocated to the Mortgaged Property, which assignment is subject to the assignment to the First Lien Administrative Agent in the First Lien Loan Documents.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default and otherwise subject to the terms of the Intercreditor Agreement, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders (including, without limitation, the sending of a Transfer Letter to the purchaser or purchasers of such production), but the Lenders will instead permit such proceeds to be paid to the Borrowers and their Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrowers and/or such Restricted Subsidiaries.  Upon the expiration or termination of the Commitments and the payment and performance in full of the Obligations, the Administrative Agent shall, at the expense of the Borrowers, execute and deliver such documentation as any Co-Borrower shall reasonably request to re-convey to the relevant Co-Borrower or Guarantor any Property purportedly conveyed to the Administrative Agent under the Security Instruments.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES

Section 5.01                            Increased Costs.

(a)                                 Changes in Law.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)                                  impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Advance (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any Advance made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02                            Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Advance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to prepay any Eurodollar Advance on the date specified in any notice delivered pursuant hereto, or (c) the assignment of Eurodollar Advance other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 5.04(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Advance had such event not occurred for the period from the date of such event to the last day of the then current Interest Period therefor, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03                            Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the

Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrowers.  The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Foreign Lenders.

(i)                                     Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Co-Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

(ii)                                  Without limiting the generality of the foregoing:

(1)                                 any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(A)                               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)                               executed originals of IRS Form W-8ECI;

(C)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Co-Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(D)                               to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W 8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner.

(2)                                 any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(f)                                   FATCA.  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)                                  U.S. Lenders.  Any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(h)                                 Certifications.  Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(i)                                     Tax Refunds.  If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

Section 5.04                            Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05         Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Advances either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrowers and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Advances shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Advances and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrowers and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically Converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or Converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01         Conditions to Effectiveness.  This Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)           The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, including, (i) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder and (ii) a one-time arrangement fee for the account of the Lenders (as more particularly described in the Fee Letter, the “Arranger Fee”).

(b)           The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Loan Party, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrowers to the contrary.

(c)           The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party.

(d)           The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.

(e)           The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f)            The Administrative Agent shall have received duly executed Term Notes payable to the order of each Lender that has requested a Note in a principal amount equal to its Maximum Commitment Amount dated as of the date hereof.

(g)           The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments.

(h)           The Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Loan Parties.

(i)            The Administrative Agent shall have received a certificate of insurance coverage of the Borrowers evidencing that the Borrowers are carrying insurance in accordance with Section 7.12.

(j)            The Administrative Agent shall have received a certificate of a Responsible Officer of each Co-Borrower certifying that the Borrowers have received all consents and approvals required by Section 7.03.

(k)           The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).

(l)            The Administrative Agent shall have received title information acceptable to Administrative Agent setting forth the status of title to at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.

(m)          The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrowers and their Subsidiaries.

(n)           The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(b).

(o)           The Administrative Agent shall have received appropriate judgment, tax, bankruptcy and UCC search certificates reflecting no prior judgment or taxes are outstanding or unpaid by the Borrowers or Liens encumbering the Properties of the Borrowers for each of the following jurisdictions: Louisiana, Texas, and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(p)           The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Intercreditor Agreement.

(q)           The Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(r)            The Administrative Agent shall have received copies of the fully executed First Lien Loan Documents.

(s)            The Administrative Agent shall have received and the Lenders shall have Approved the initial Development Plan.

(t)            The Administrative Agent shall have received a copy of the fully executed Undertaking to Pay Directly.

(u)           The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.

Section 6.02         Each Credit Event.  The obligation of each Lender to make an Advance (including the initial funding) is subject to the satisfaction of the following conditions:

(a)           The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, including, (i) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder and (ii) if such Advance is a Tranche B Advance, the Advance Fee for such Tranche B Advance.

(b)           At the time of and immediately after giving effect to such Advance no Default shall have occurred and be continuing.

(c)           At the time of and immediately after giving effect to such Advance no event, development or condition that has or could reasonably be expected to have a Material Adverse Effect shall have occurred.

(d)           The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Advance such representations and warranties shall continue to be true and correct as of such specified earlier date.

(e)           The making of such Advance would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Advance, or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(f)            The receipt by the Administrative Agent of an Advance Request in accordance with Section 2.03.

(g)           The Administrative Agent shall have received and the Lenders shall have Approved a Development Plan.

(h)           In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the initial Reserve Report.

Each Advance Request shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in Section 6.02(a) through (e).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Each Co-Borrower represents and warrants to the Lenders that:

Section 7.01         Organization; Powers.  Each of the Borrowers and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.  Schedule 7.01 is an accurate corporate organizational chart of Borrowers and their Subsidiaries and shows the ownership of all Equity Interests in such Persons.

Section 7.02         Authority; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of such Loan Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03         Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of any Security Instruments as required by the Loan Documents and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Co-Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Co-Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by any Co-Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of any Co-Borrower or any Subsidiary (other than the Liens created by the Loan Documents or the First Lien Loan Documents).

Section 7.04         Financial Condition; No Material Adverse Change.

(a)           Sanchez has heretofore furnished to the Lenders its (i) audited consolidated balance sheet and statement of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2011, all reported on by BDO USA, LLP and (ii) unaudited consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2012, certified by a Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Sanchez and its Consolidated Subsidiaries (including the other Borrowers) as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b)           Since June 30, 2012, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrowers and their Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

Section 7.05         Litigation.

(a)           Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened in writing against or affecting any Co-Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)           Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06         Environmental Matters.  Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect), to the knowledge of Borrowers:

(a)           neither any Property of any Co-Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b)           no Property of any Co-Borrower or any Subsidiary nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c)           all Environmental Permits, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Co-Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Co-Borrower and each Subsidiary are in compliance with the terms and conditions of all such Environmental Permits.

(d)           all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrowers or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e)           each Co-Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened Release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of such Co-Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f)            to the extent applicable, all Property of the Borrowers and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrowers do not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g)           neither the Borrowers nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07         Compliance with the Laws and Agreements; No Defaults.  Except as could not be reasonably be expected to have a Material Adverse Effect:

(a)           Each of the Borrowers and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations (other than Environmental Permits) necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           Neither the Borrowers nor any Subsidiary are in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrowers or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrowers or any Subsidiary or any of their Properties is bound.

(c)           No Default has occurred and is continuing.

Section 7.08         Investment Company Act.  Neither the Borrowers nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09         Taxes.  Each of the Borrowers and its respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrowers, adequate.  No Tax Lien relating to Taxes described in the first sentence of this Section 7.09 has been filed and, to the knowledge of the Borrowers, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10         ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000.00 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000.00 the fair market value of the assets of all such underfunded Plans.

Section 7.11         Disclosure; No Material Misstatements.  The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  To the knowledge of Borrowers, taken as a whole, none of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  To the knowledge of Borrowers there is no fact peculiar to the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrowers or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby.  There are no statements or conclusions known to the Borrowers in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrowers and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12         Insurance.  The Borrowers have, and have caused all their respective Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrowers and their respective Subsidiaries.  The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.13         Restriction on Liens.  Neither the Borrowers nor any of the Restricted Subsidiaries is a party to any material agreement or arrangement (other than the First Lien Loan Documents and the Intercreditor Agreement), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents.

Section 7.14         Subsidiaries.  Schedule 7.14 sets forth the name of, and the ownership interest of each Co-Borrower in, each Subsidiary of such Co-Borrower.  As of the Effective Date there are no Unrestricted Subsidiaries.

Section 7.15         Location of Business and Offices.  Each Co-Borrower’s jurisdiction of organization is Delaware; the names of the Borrowers as listed in the public records of Delaware are Sanchez Energy Corporation, SEP Holdings III, LLC and SN Marquis LLC; and the organizational identification numbers of the Borrowers in Delaware are 5027889, 5027789 and 5061848, respectively (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(j) in accordance with Section 12.01).  Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and organizational identification number in its jurisdiction of organization is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(j)).

Section 7.16         Properties; Titles, Etc.

(a)           Except as disclosed in Schedule 7.16, each of the Borrowers and the Restricted Subsidiaries has good and defensible title to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Effective Date, any such Oil and Gas Properties sold or transferred in compliance with Section 9.11) and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, each Co-Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Co-Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b)           All material leases and agreements necessary for the conduct of the business of the Borrowers and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.

(c)           The rights and Properties presently owned, leased or licensed by the Borrowers and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrowers and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)           All of the material Properties of the Borrowers and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)           Each Co-Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Co-Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each Co-Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17         Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) to the knowledge of Borrowers,  none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by a Co-Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by such Co-Borrower or any of its Subsidiaries, in a manner consistent with such Co-Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expect to have a Material Adverse Effect).

Section 7.18         Gas Imbalances, Prepayments.  As of the date hereof, except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Co-Borrower or any of the Restricted Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

Section 7.19         Marketing of Production.  Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts each Co-Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from such Co-Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20         Swap Agreements.  Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrowers pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrowers and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21         Use of Advances.  The proceeds of each Advance shall be used for the development of the Borrowers’ oil and gas assets and other purposes set forth in Section 2.03.  The Borrowers and their respective Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Advance will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22         Solvency.  Before and after giving effect to the Transactions, (a) the aggregate assets, at a fair valuation, of the Borrowers and their Subsidiaries, taken as a whole, will exceed the aggregate debt of the Borrowers on a consolidated basis, (b) none of the Borrowers nor any Subsidiary has incurred or has intended to incur, debt beyond its ability to pay such debt as such debt matures and (c) none of the Borrowers nor any Subsidiary will have (nor will have any reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business as such business is conducted and is now proposed to be conducted following the date hereof.  For purposes of this Section, “debt” shall have the meaning given such term under the U.S. Bankruptcy Code.

Section 7.23         Foreign Corrupt Practices.  Neither, the Borrowers nor any of the Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrowers or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrowers, the Subsidiaries and their respective Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.24         Money Laundering.  The operations of the Borrowers and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the money laundering laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrowers or any of the Subsidiaries with respect to the money laundering laws is pending or, to the best knowledge of the Borrowers, threatened.

Section 7.25         OFAC.  Neither the Borrowers nor any of the Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrowers or any of the Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC, and the Borrowers will not directly or indirectly use the proceeds from the Term Loan or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 7.26         Purchasers of Production.  Schedule 7.26 sets forth a complete and correct list of all of the Persons that are purchasers of production from the Mortgaged Properties (or otherwise receiving Borrowers’ share of proceeds of such production), as the date hereof, together with their addresses and other relevant information.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Advance and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

Section 8.01         Financial Statements; Ratings Change; Other Information.  The Borrowers will furnish to the Administrative Agent and each Lender:

(a)           Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than one hundred and twenty (120) days after the end of each fiscal year of Sanchez, its audited consolidated (and, if there are any Unrestricted Subsidiaries, consolidating) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO USA, LLP or another firm of independent public accountants proposed by Sanchez and approved by the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Sanchez and its Consolidated Subsidiaries (including the other Borrowers) on a consolidated basis in accordance with GAAP consistently applied.

(b)           Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than forty-five (45) days after the end of each fiscal quarters of each fiscal year of Sanchez, its consolidated (and, if there are any Unrestricted Subsidiaries, consolidating) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Sanchez and its Consolidated Subsidiaries (including the other Borrowers) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)           Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of each Co-Borrower in substantially the form of Exhibit C hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)           Certificate of Financial Officer — Swap Agreements.  Concurrently with the delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of each Co-Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of such Co-Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)           Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(f)            Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to any Co-Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of such Co-Borrower or any such Subsidiary, and a copy of any response by any Co-Borrower or any such Subsidiary, or the board of directors of such Co-Borrower or any such Subsidiary, to such letter or report.

(g)           SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Co-Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(h)           Lists of Purchasers.  Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of Persons purchasing Hydrocarbons from any Co-Borrower or any Subsidiary accounting for at least eighty percent (80%) of the revenues resulting from the sale of all Hydrocarbons in the one year period prior to the “as of” date of such Reserve Report.

(i)            Notice of Casualty Events.  Prompt written notice, and in any event within five (5) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(j)            Information Regarding the Loan Parties.  Prompt written notice (and in any event within ten (10) Business Days prior thereto) of any change (i) in any Loan Party’s corporate name or in any trade name used to identify any Co-Borrower in the conduct of its business or in the ownership of its Properties, (ii) in any Loan Party’s identity or corporate structure or in the jurisdiction in which such Loan Party is incorporated or formed, (iii) in any Loan Party’s jurisdiction of organization or any Loan Party’s organizational identification number in such jurisdiction of organization, and (iv) in any Loan Party’s federal taxpayer identification number.

(k)           Production Report and Lease Operating Statements.  Within forty-five (45) days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, are certified by a Responsible Officer of each Co-Borrower as presenting fairly in all respects the information contained therein, and to the extent applicable, all based on the actual lease operating statements for such Oil and Gas Properties.

(l)            Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to (i) the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organizational document of any Co-Borrower or any Subsidiary, (ii) the Intercreditor Agreement or (iii) any First Lien Loan Document.

(m)          Updated Development Plan.  Until the Termination Date, contemporaneous with the delivery of each Reserve Report required to be delivered hereunder, an updated proposed Development Plan covering at least the next six (6) months and setting forth all capital expenditures for all development projects proposed for that period, the anticipated timing of those projects, the net cost of each of those projects to Borrowers and any other information that Administrative Agent may request. Each proposed modification to the Development Plan will be subject to the Approval of Administrative Agent, and Borrowers acknowledge that Administrative Agent is not required to Approve any proposed modification to the Development Plan.  Until Administrative Agent has Approved a revised Development Plan, the most recent Approved Development Plan (and all authorizations for expenditures Approved in connection with that most recently Approved Development Plan) will remain in effect.

(n)           Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02         Notices of Material Events.  Promptly, and in any event within five (5) Business Days after any Responsible Officer of a Co-Borrower obtains knowledge thereof, such Co-Borrower will furnish to the Administrative Agent written notice of the following:

(a)           the occurrence of any Default or any “Default” under and as defined in the First Lien Credit Agreement;

(b)           the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against any Co-Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of such Co-Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03         Existence; Conduct of Business.  The Borrowers will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04         Payment of Obligations.  The Borrowers will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrowers and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and each Co-Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of any Co-Borrower or any Subsidiary.

Section 8.05         Performance of Obligations under Loan Documents.  The Borrowers will pay the Term Loan and the Term Notes according to the reading, tenor and effect thereof,

and the Borrowers will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06         Operation and Maintenance of Properties.  Each Co-Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)           operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b)           keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear and economic obsolescence excepted), preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and economic obsolescence excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

(c)           promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)           promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties which are necessary for the operation of their business and ownership of its Oil and Gas and other material Properties.

(e)           operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f)            notwithstanding anything to the contrary in this Section 8.06, to the extent any Co-Borrower or one of its Subsidiaries is not the operator of any Property, such Co-Borrower shall not be obligated itself to perform or cause any of its Subsidiaries to perform the covenants in this Section 8.06, but shall use reasonable efforts to cause the operator to comply with this Section 8.06.

(g)           notwithstanding anything to the contrary in this Section 8.06, the Borrowers and their Subsidiaries shall not be required to maintain any lease or interest which is no longer capable of producing Hydrocarbons in paying quantities.

Section 8.07         Insurance.  The Borrowers will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral for the Advances shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08         Books and Records; Inspection Rights.  The Borrowers will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrowers will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.

Section 8.09         Compliance with Laws.  The Borrowers will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10         Environmental Matters.

(a)           The Borrowers shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise Release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrowers’ or their Subsidiaries’ Properties or any other Property to the extent caused by any Co-Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of any Co-Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations

(collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrowers’ or their Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause each Subsidiary to conduct their respective operations and business in a manner that will not expose any Property or Person to Hazardous Materials in circumstances that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement, and shall cause each Subsidiary to establish and implement, such reasonable procedures as may be necessary to assure that the Borrowers’ and their Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.  To the extent that the Borrowers or one of their Subsidiaries is not the operator of any Property, the Borrowers shall use reasonable efforts to cause the operator to comply with this Section 8.10(a)

(b)           The Borrowers will promptly, but in no event later than five (5) Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrowers or their Subsidiaries or their Properties of which the Borrowers have knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrowers reasonably anticipate that such action could reasonably result in a Material Adverse Effect.

(c)           The Borrowers will, and will cause each Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any material acquisitions of producing Oil and Gas Properties or other Properties after the date hereof.

Section 8.11         Further Assurances.

(a)           Each Co-Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of such Co-Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Term Notes, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)           The Borrowers hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12         Reserve Reports.

(a)           The Borrowers shall furnish to the Administrative Agent and the Lenders a copy of each Reserve Report and Engineering Report, as applicable, evaluating the Oil and Gas Properties of the Borrowers and their Subsidiaries as and when delivered to the First Lien Administrative Agent under the First Lien Credit Agreement.

(b)           With the delivery of each Reserve Report, the Borrowers shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer from each Co-Borrower certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrowers or their Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrowers or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Borrowers’ and their Subsidiaries’ Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrowers could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Collateral and that the Engineered Value of such Oil and Gas Properties represent at least eighty percent (80%) (by value) of all Oil and Gas Properties of the Loan Parties evaluated in the Reserve Report delivered to the Administrative Agent most recently prior to the Reserve Report attached to such certificate.

Section 8.13         Title Information.

(a)           The Borrowers will deliver to the Administrative Agent and the Lenders the title information delivered to First Lien Administrative Agent under the First Lien Credit Agreement.  The Borrowers will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered, satisfactory title information on at least eighty percent (80%) of the Engineered Value of the Oil and Gas Properties evaluated by such Reserve Report.

(b)           If the Borrowers have provided title information for additional Properties under Section 8.13(a), the Borrowers shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Collateral which constitutes Oil and Gas Properties and with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) and First Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that they shall have received, together with title information previously delivered, satisfactory title information on at least eighty percent (80%) of the value of the Oil and Gas Properties evaluated by such Reserve Report.

Section 8.14         Additional Collateral.  In connection with each redetermination of the Borrowing Base, the Borrowers shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(b)) to ascertain whether the Mortgaged Properties represent at least eighty percent (80%) of the Engineered Value of the Oil and Gas Properties owned by Borrowers and the Restricted Subsidiaries and evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least eighty percent (80%) of such Engineered Value, then the Borrowers shall, and shall cause its Restricted Subsidiaries to grant, within thirty (30) days of delivery of the certificate required under Section 8.12(b) to the Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to (i) Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition and (ii) First Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least eighty percent (80%) of such Engineered Value.  All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

Section 8.15         ERISA Compliance.  In addition to and without limiting the generality of Section 8.09, the Borrowers shall and shall cause each of their respective Subsidiaries to (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans (as defined in ERISA), (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC (other than liability for PBGC premiums) or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or any tax under the Code, (d) operate each employee benefit plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code except to the extent such failure to comply could not reasonably be expected to have Material Adverse Effect and (e) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any employee benefit plan as may be reasonably requested by the Administrative Agent.

Section 8.16         New Subsidiary Requirements.  Concurrently with the acquisition or formation of any subsidiary which is to be a Restricted Subsidiary and prior to any Co-Borrower’s advancing or contributing any amounts to or into such Restricted Subsidiary (other than the minimum organizational costs such as filing fees), such Co-Borrower shall cause to be delivered to the Administrative Agent for the benefit of the Lenders, (i) a Guaranty and a Joinder executed by such Restricted Subsidiary, (ii) all documents and instruments, including UCC Financing Statements (Form UCC-1), required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under such Security Agreement with the priority as set forth in the Intercreditor Agreement, (iii) UCC searches, all dated within fifteen (15) days of the date of the Joinder and in form and substance satisfactory to the Administrative Agent, and evidence reasonably satisfactory to the Administrative Agent that any Liens indicated in such UCC searches are Excepted Liens, First Liens or have been released, (iv) the corporate resolutions or similar approval documents of such Restricted Subsidiary approving the execution and delivery of the Joinder by such Restricted Subsidiary, (v) the corporate resolutions or similar approval documents of such Co-Borrower or other Loan Party approving the addition of the Equity Interests in such Restricted Subsidiary to the collateral pledged under the Security Agreement by such Co-Borrower or other Loan Party, and (vi) if requested, a legal opinion acceptable to the Administrative Agent, opining favorably on the execution, delivery and enforceability of the Joinder and otherwise being in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Advance and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, the Borrowers covenant and agree with the Lenders that:

Section 9.01         Financial Covenants.

(a)           Current Ratio.  The Borrowers will not permit, at any time, its ratio of (i) consolidated current assets of the Borrowers and the Restricted Subsidiaries (including the unused amount of the total “Commitments” under and as defined in the First Lien Credit Agreement, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of the Borrowers and the Restricted Subsidiaries (excluding outstanding Obligations hereunder and non-cash obligations under FAS 133) to be less than 1.0 to 1.0.

(b)           Interest Coverage Ratio.  The Borrowers will not permit, as of the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA of the Borrowers and the Restricted Subsidiaries for the Rolling Period ending on such day (or, in the case of any such Rolling Period ending before June 30, 2013, Annualized Consolidated EBITDA for such Rolling Period) to (ii) Consolidated Net Interest Expense paid by the Borrowers and the Restricted Subsidiaries during such Rolling Period (or, in the case of any such Rolling Period ending before June 30, 2013, Annualized Consolidated Net Interest Expense for such Rolling Period) to be less than 2.5 to 1.0.

(c)           Total Leverage Ratio.  The Borrowers will not permit, as of the last day of any fiscal quarter, the ratio of (i) total Debt of the Borrowers and the Restricted Subsidiaries as of such date to (ii) Consolidated EBITDA of the Borrowers and the Restricted Subsidiaries for the Rolling Period ending on such day (or, in the case of any such Rolling Period ending before June 30, 2013, Annualized Consolidated EBITDA for such Rolling Period) to exceed 4.25 to 1.00.

(d)           Adjusted Present Value Ratio.  Borrowers shall not permit the ratio of Total Adjusted Present Value to total Debt of the Borrowers and Restricted Subsidiaries to be less than (a) 1.25 to 1.00 at the end of the fiscal quarter ending December 31, 2012, (b) 1.50 to 1.00 at the end of the fiscal quarter ending March 31, 2013 and (c) 2.0 to 1.0 at the end of each fiscal quarter thereafter.

Section 9.02         Debt.  The Borrowers will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)           the Term Notes or other Obligations arising under the Loan Documents or any guaranty of or suretyship arrangement for the Term Notes or other Obligations arising under the Loan Documents.

(b)           Debt of Borrowers and its Subsidiaries with respect to the First Lien Loan or other obligations and liabilities arising under Swap Agreements with any Person constituting an “Approved Counterparty” under clause (a) of the definition thereof in the First Lien Credit Agreement, as limited by Section 5.3(b)(vi) of the Intercreditor Agreement.

(c)           Debt of the Borrowers and their respective Subsidiaries existing on the date hereof that is reflected in the Financial Statements and described on Schedule 9.02.

(d)           Debt associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties, including, guarantees and obligations of the Borrowers and their respective Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed), in connection with the operation of the Oil and Gas Properties in the ordinary course of business.

(e)           intercompany Debt between any Co-Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 9.05; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than such Co-Borrower or one of its Restricted Subsidiaries.

(f)            endorsements of negotiable instruments for collection in the ordinary course of business.

(g)           Debt incurred in the ordinary course of Co-Borrower’s business in connection with Swap Agreements provided they are permitted under Section 9.17 of this Agreement.

(h)           Debt of Unrestricted Subsidiaries for which neither a Co-Borrower nor any Restricted Subsidiary shall be liable as an obligor, under any guarantee or otherwise.

(i)            unsecured Debt not otherwise permitted by the foregoing clauses of this Section 9.02; provided that the principal amount of such Debt shall not exceed five percent (5%) of the Borrowing Base then in effect.

Section 9.03         Liens.  The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)           Liens securing the payment of any Obligations.

(b)           Liens securing the First Lien Loan and the “Obligations” under and as defined in the First Lien Credit Agreement (collectively, the “First Liens”).

(c)           Excepted Liens.

(d)           Liens described on Schedule 9.03.

(e)           Liens in favor of any First Lien Lender to secure Swap Agreements.

(f)            Liens on the assets of Unrestricted Subsidiaries securing Debt permitted under Section 9.02(h).

Section 9.04         Dividends, Distributions and Redemptions.  The Borrowers will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (a) Restricted Subsidiaries may declare and pay dividends or distributions with respect to their Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock), (b) each Co-Borrower or Subsidiary of a Co-Borrower may make Restricted Payments to any other Co-Borrower and to any Subsidiary of such Co-Borrower that are Guarantors, (c) payments in connection with the satisfaction of employees’ (at any of the Borrowers, Restricted Subsidiaries or Operator) tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any requisite amounts to appropriate Governmental Authorities)  arising out of the sale of employees’ vested stock in Sanchez, which payments are made, directly or indirectly, from the proceeds of the sale of such vested stock and (d) Permitted Preferred Stock Distributions; provided, Restricted Payments made under this Section 9.04, other than (x) pursuant to clause (c) above and (y) Permitted Preferred Stock Distributions comprised solely of common stock of Sanchez, may be made only so long as no Default or Event of Default exists or will exist after giving effect to such Restricted Payment.

Section 9.05         Investments, Loans and Advances.  The Borrowers will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person (other than Restricted Subsidiaries), except that the foregoing restriction shall not apply to:

(a)           Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.

(b)           accounts receivable arising in the ordinary course of business.

(c)           direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)           commercial paper maturing within one year from the date of creation thereof rated no lower than A1 or P1 by S&P or Moody’s.

(e)           deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f)            deposits in money market funds investing primarily in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g)           subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties, gas gathering, processing and transportation systems and all other assets contemplated by the permitted business of a Co-Borrower located within the geographic boundaries of the United States of America.

(h)           entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons;

provided, however, that none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.02.

Section 9.06         Nature of Business; International Operations.  The Borrowers will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.  From and after the date hereof, a Co-Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries or territorial waters of the United States and will not acquire or form any Foreign Subsidiaries.

Section 9.07         Limitation on Leases.  The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by any Co-Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $1,000,000 in any period of twelve (12) consecutive calendar months during the life of such leases.

Section 9.08         Proceeds of Term Notes/Advances.  The Borrowers will not permit the Advances or the proceeds of the Term Loan to be used for any purpose other than those permitted by Section 7.21.  Neither the Borrowers nor any Person acting on behalf of the Borrowers has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulations U, T or X of the Board, as the case may be.

Section 9.09         Sale or Discount of Receivables.  Except for receivables obtained by the Borrowers or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrowers nor any Subsidiary will discount or sell (with or without recourse) to any other Person that is not a Co-Borrower any of its notes receivable or accounts receivable.

Section 9.10         Mergers, Etc.  Neither the Borrowers nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that (a) any Subsidiary may participate in a consolidation with a Co-Borrower (provided that a Co-Borrower shall be the continuing or surviving corporation) or any Restricted Subsidiary (provided that such Restricted Subsidiary shall be the continuing or surviving Person) and any Unrestricted Subsidiary may merge with another Unrestricted Subsidiary and (b) in the case of an Unrestricted Subsidiary merging into a Co-Borrower, no Default or Event of Default shall result.

Section 9.11         Sale of Assets.  The Borrowers will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or to issue or sell any Equity Interests in a Co-Borrower or any of its Restricted Subsidiaries except (i) an issuance or sale of common stock or Preferred Stock of Sanchez, in each case whether as a Permitted Preferred Stock Distribution or otherwise and without regard to whether or not there is any Default or Event of Default or (ii) the following sales, assignments, farm-outs, conveyances and/or transfers, provided, no Default or Event of Default exists or will exist after giving effect to such sale, assignment, conveyance, farm-out or transfer:

(a)           a transfer of assets between or among a Co-Borrower and its Restricted Subsidiaries;

(b)                                 an issuance or sale of Equity Interests in a Restricted Subsidiary to a Co-Borrower or to another Restricted Subsidiary;

(c)                                  the sale, lease or other disposition of produced Hydrocarbons, equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business, including, without limitation, any abandonment, farm-in, farm-out, lease or sublease of any oil and gas properties or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner customary in the oil and gas business;

(d)                                 the sale or other disposition of cash or cash equivalents;

(e)                                  with respect to PDP Reserves and PDNP Reserves, the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties; provided that

(1)           Borrowers shall provide the Administrative Agent at least ten (10) days prior written notice of any sale, assignment, conveyance or transfer hereunder,

(2)           100% of the consideration received in respect of such sale or other disposition shall be cash,

(3)           the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or the Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by the board of directors of the Borrowers and, if requested by the First Lien Administrative Agent or the Administrative Agent, the Borrowers shall deliver a certificate of a Responsible Officer of each Co-Borrower certifying to that effect),

(4)           if such sale or other disposition of Oil and Gas Property requires the consent of the First Lien Administrative Agent in accordance with Section 9.11(e)(4) of the First Lien Credit Agreement, such sale or disposition shall also be subject to the written Consent of the Administrative Agent and each Lender, not to be unreasonably withheld, and

(5)           if any such sale or other disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary; and

(f)                                   subject to the mandatory prepayment requirements in Section 3.03(c)(i), the sale or other disposition of Oil and Gas Properties constituting PUD Reserves or Unproved Reserves; provided that Borrowers shall, upon request of the Administrative Agent, deliver a certificate of a Responsible Officer of each Co-Borrower certifying to the Administrative Agent the consideration received in respect of any such sale or other disposition; and provided further that to the extent that the consideration received in respect of any such sale or other disposition exceeds (in the aggregate with all other sales or other dispositions of PUD Reserves and

Unproved Reserves occurring after the Effective Date) $5,000,000, then such sale or other disposition shall be subject to the written Consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed.

Section 9.12         Environmental Matters.  The Borrowers will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.13         Transactions with Affiliates.  The Borrowers will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.14         Subsidiaries.  The Borrowers shall not, and shall not permit any Subsidiary to, create or acquire any additional Subsidiary without the prior written consent of the Administrative Agent and the Required Lenders, other than the creation or acquisition by a Co-Borrower of Subsidiaries in compliance with the definition of “Unrestricted Subsidiary” or Section 8.16.  The Borrowers shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.11.  Neither the Borrowers nor any Subsidiary shall have any Foreign Subsidiaries.

Section 9.15         Negative Pledge Agreements; Dividend Restrictions.  The Borrowers will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders, restricts any Loan Party from paying dividends or making distributions to any other Loan Party, restricts any Loan Party from making loans or advances to any other Loan Party, or restricts any Loan Party from transferring any of its properties or assets to any other Loan Party or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) the First Lien Loan Documents, (c) applicable law, rule, regulation or order, (d) any instrument governing Debt or Equity Interests of a Person acquired by any Co-Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Equity Interests were incurred or issued in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those instruments; provided, that, in the case of Debt, such Debt was permitted by the terms hereof to be incurred; (e) customary non-assignment provisions in contracts and leases entered into in the ordinary course of business and consistent with past practices; (f) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the transfer of any of its properties to any Loan Party, (g) any agreement for the sale or other disposition of a Restricted Subsidiary of a Co-Borrower that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (h) agreements governing other Debt of the Borrowers and one or more Restricted Subsidiaries permitted herein, provided that the restrictions in the agreements governing such Debt are not materially more restrictive, taken as a whole, than those provided herein, (i) Liens permitted to be incurred under Section 9.03 hereof that limit the right of the debtor to dispose of the assets subject to such Liens, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, and stock sale agreements entered into in the ordinary course of business, and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 9.16         Gas Imbalances, Take-or-Pay or Other Prepayments.  The Borrowers will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrowers or any Restricted Subsidiary that would require the Borrowers or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

Section 9.17         Swap Agreements.  The Borrowers will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty, (ii) with a maximum term of thirty-six (36) months and (iii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 50% of the expected production from total Proved Reserves as represented in the most recently provided Reserve Report but in no event shall such amount exceed the amount of actual production from the prior month, for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrowers’ Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their respective Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 50% of the then outstanding principal amount of the Borrowers’ Debt for borrowed money which bears interest at a floating rate and (c) those certain Swap Agreements existing on the date hereof between SEP and Shell Energy North America (US), L.P. and described on Schedule 9.17.  In no event shall any Swap Agreement to which the Borrowers or any Subsidiary is a party contain any requirement, agreement or covenant for the Borrowers or any Subsidiary to post cash or other collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.  In addition to the foregoing, no Swap Agreement that has been used in the calculation of the Borrowing Base may be cancelled, liquidated or “unwound” without the prior written consent of the Administrative Agent.

Section 9.18         Sale and Leaseback Transactions.  The Borrowers will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 9.19         ERISA.  Except where non-compliance, in each case or in combination with all other instances of non-compliance with the provisions of this Section 9.19, could not reasonably be expected to result in a Material Adverse Effect, the Borrowers will not, and will not permit any of the Guarantors to, at any time:

(a)           engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which a Co-Borrower, any of its Subsidiaries or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)           fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, a Co-Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto.

(c)           contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which may not be terminated by such entities in their sole discretion at any time without any material liability, including, without limitation, any such plan that is maintained to provide benefits to former employees of such entities, (other than benefits mandated by Title I, Part 6 of ERISA and Section 4980B of the Code), or (ii) any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

Section 9.20         Change in Business.

(a)           Each of the Co-Borrower and the Guarantors shall not, and shall not permit any Subsidiary of such Co-Borrower to, engage in any business or activity other than (i) the business of the exploration for, and development, acquisition, and the production of Oil and Gas Properties, (ii) the business of marketing, processing, treating, gathering, and upstream transportation of Oil and Gas Properties produced by such Co-Borrower and its Subsidiaries; (iii) developing raw land acquired or leased by such Co-Borrower or its Subsidiaries in conjunction with the activities described in clause (i) or (ii) above, and remediating such land for resale; and (iv) the business of providing services to support any of the Borrowers’ or their Subsidiaries’ activities described in clause (i), (ii) or (iii) above.  Each Co-Borrower shall not, and shall not permit any of its Subsidiaries to engage in any activity or business, or acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties or businesses, in any event, which are not located within the geographical boundaries of the United States or the offshore area in the Gulf of Mexico over which the United States of America asserts jurisdiction.

(b)           Each of the Borrowers and the Guarantors shall not, and shall not permit any Subsidiary of such Co-Borrower to, alter, amend or modify in any manner materially adverse to the Lenders any of its Organizational Documents.  In any event, a Co-Borrower shall not permit any of its Subsidiaries to (i) if such Subsidiary is a limited liability company, amend its limited liability company agreement to “opt in” to “security” status in accordance with Section 8.103 of the UCC or (ii) evidence its Equity Interests with a certificate without, in each case, the prior consent of the Administrative Agent.

(c)           Except as set forth in Section 1.05, the Borrowers and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrowers or of any of its Subsidiaries.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01       Events of Default.  The occurrence and continuation of one or more of the following events shall constitute an “Event of Default”:

(a)           the Borrowers shall fail to pay any interest on or principal of any Advance or any fee or other amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)           any representation or warranty made or deemed made by or on behalf of the Borrowers or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(c)           any Co-Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01, Section 8.02, Section 8.03, Section 8.12, Section 8.15, or ARTICLE IX.

(d)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a) or Section 10.01(c)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) or (ii) a

Responsible Officer of the Borrowers or such Subsidiary otherwise becoming aware of such default.

(e)           any Co-Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after the expiration of any applicable period of grace and/or notice and cure.

(f)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (other than the First Lien Loan) or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require any Co-Borrower or any Subsidiary to make an offer in respect thereof.

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Co-Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Co-Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(h)           any Co-Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Co-Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(i)            any Co-Borrower or any Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

(j)            one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000.00 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Co-Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrowers or any Subsidiary to enforce any such judgment.

(k)           any Loan Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any Co-Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Co-Borrower, any Guarantor or any Subsidiary or any of their Affiliates shall so state in writing.

(l)            an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(m)          a Change in Control shall occur.

(n)           the occurrence of an event of default (as defined therein) under the First Lien Loan (other than with respect to Section 9.01 of the First Lien Credit Agreement) or the Undertaking to Pay Directly.

(o)           the Intercreditor Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any party thereto or any holder of Debt covered thereby or shall be repudiated by any of them.

Section 10.02       Remedies.

(a)           In the case of an Event of Default other than one described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Term Notes and the Advances then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Advances so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Guarantors accrued hereunder and under the Term Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers and each Guarantor; and in case of an Event of Default described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Term Note and the principal of the Advances then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrowers and the Guarantors accrued hereunder and under the Term Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and each Guarantor.

(b)           In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)           Subject to the terms of the Intercreditor Agreement, all proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Advances or the Term Notes, whether by acceleration or otherwise, shall be applied:  first, to payment or reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Advances; third, to fees; fourth, to any other Obligations; and any excess shall be paid to the Borrowers or as otherwise required by any Governmental Requirement.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01       Appointment; Powers.

Each of the Lenders hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Each of the Lenders hereby appoints Macquarie as its Second Lien Collateral Agent and authorizes the Second Lien Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Collateral Agent by the terms hereof, any other Loan Documents and the Intercreditor Agreement, together with such actions and powers as are reasonably incidental thereto.

Section 11.02       Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by the Borrowers or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in

ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to it or as to those conditions precedent specifically required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrowers and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrowers or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03       Action by Administrative Agent.  The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that it is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04       Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper

Person, and shall not incur any liability for relying thereon and each of the Borrowers, and the Lenders hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Term Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05       Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06       Resignation or Removal of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with and upon the approval of the Borrowers (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent which shall be a bank with an office in Houston, Texas, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, the retiring Administrative Agent shall execute such instruments as may be reasonably necessary to give effect to such succession, and the retiring Administrative Agent shall be discharged from any further duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07       Administrative Agent as Lender.  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08       No Reliance.

(a)           Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrowers or their Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Porter Hedges LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

(b)           The Lenders acknowledge that the Administrative Agent is acting solely in an administrative capacity with respect to structuring and syndication of this facility and has no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in its capacity as a Lender.  In structuring, arranging or syndicating this Agreement, each Lender acknowledges that the Administrative Agent may be an agent or lender under the Term Notes, other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments.  If in the administration of this facility or any other debt instrument, the Administrative Agent determines (or is given written notice by any Lender that a conflict exists), then it shall eliminate such conflict within ninety (90) days or resign pursuant to Section 11.06 and shall have no liability for action taken or not taken while such conflict existed.

Section 11.09       Authority to Release Collateral and Liens.  Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Intercreditor Agreement and the other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrowers, at the Borrowers’ sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

Section 11.10       Filing of Proofs of Claim.  Subject to the terms of the Intercreditor Agreement, in case of any Default or Event of Default under Section 10.01(f), Section 10.01(g) or Section 10.01(h), the Administrative Agent (regardless of whether the principal of any Advance shall then be due and payable and regardless of whether the Administrative Agent has made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect to the Advances and all other Obligations that is owing and unpaid and (ii) file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent under Section 3.03 and Section 12.03) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Each Lender hereby authorizes any custodian, receiver, assignee, trustee, conservator, sequestrator or other similar official in any such judicial proceeding: (i) to make such payments to the Administrative Agent; and (ii) if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.03 and Section 12.03.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.  Each Lender retains its right to file and prove a claim separately.

ARTICLE XII

MISCELLANEOUS

Section 12.01       Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Borrowers, to it at Sanchez Energy Corporation, 1111 Bagby Street, Suite 1800, Houston, Texas 77002, Attention: Alfredo Gutierrez (Telecopy No. (713) 756-2784), with a copy to Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, Attention: David Elder (Telecopy No. (713) 236-0822);

(ii)           if to the Administrative Agent, to it at Macquarie Bank Limited, Level 15, No. 1 Martin Place, Sydney, New South Wales, 2000, Attention: Executive Director (+61 2 8232 3590) with a copy to Macquarie Bank Limited, Houston Representative Office, 500 Dallas Street, suite 3250, Houston, Texas 77002 Attention: Michael Sextro (Telecopy No. (713) 275-6222, with a copy to Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002, Attention: Ephraim del Pozo (Telecopy No. (713) 226-6260);

(iii)          if to any other Lender, in its capacity as such to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02       Waivers; Amendments.

(a)           No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Commitment Amount of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Advance or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) subject to the terms of the Intercreditor Agreement, postpone the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (iv)change Section 4.01(b) or Section 4.01(d) in a manner that would alter the pro rata sharing of payments required thereby in a manner adverse to any Lender, without the written consent of each Lender, (v) waive or amend Section 8.14, without the written consent of each Lender, (vi) subject to the terms of the Intercreditor Agreement, release any Guarantor, release any of the Collateral (other than as provided in Section 11.09), or reduce the percentage set forth in Section 8.14 to less than eighty percent (80%), without the written consent of each Lender, or (vii) change any of the provisions of this Section 12.02(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.  Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03       Expenses, Indemnity; Damage Waiver.

(a)           The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Advances made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)           THE BORROWERS SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF ANY CO-BORROWER OR ANY OF THE GUARANTORS TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF ANY CO-BORROWER OR ANY OF THE GUARANTORS SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY ADVANCE OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWERS AND THE GUARANTORS BY THE BORROWERS AND THE GUARANTORS, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWERS OR ANY OF THE GUARANTORS OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWERS OR ANY OF THE GUARANTORS WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWERS OR ANY OF THE GUARANTORS, (x) THE PAST OWNERSHIP BY THE BORROWERS OR ANY OF THE GUARANTORS OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL

OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWERS OR ANY OF THE GUARANTORS OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWERS OR ANY OF THE GUARANTORS, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWERS OR ANY OF THE GUARANTORS, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c)           To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)           To the extent permitted by applicable law, the Borrowers and the Indemnified Parties shall not assert, and hereby waive, any claim against each other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Advance or the use of the proceeds thereof.

(e)           All amounts due under this Section 12.03 shall be payable not later than ten (10) days after written demand therefor.

Section 12.04       Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the

Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Co-Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)                                     Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:  (1) the Borrowers, provided that no consent of any Co-Borrower shall be required for an assignment (A) to an Approved Fund or (B) if an Event of Default has occurred and is continuing; and (2) the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(ii)           Assignments shall be subject to the following additional conditions:  (1) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000, and the Commitments of any assigning Lender remaining a party hereto after giving effect to the assignment shall be at least $2,500,000, unless, in each case, each of the Borrowers, the Administrative Agent otherwise consents;  (2) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (3) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (4) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and shall deliver notice of the Assignment and Assumption to the Borrowers; and (5) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02 that affects such CLO.

(iii)          Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Commitment Amount of, and principal amount of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrowers and each Lender.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)                                  (i)                                     Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b).  To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(d) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.03(e) as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Advances under the “Blue Sky” laws of any state.

Section 12.05       Survival; Revival; Reinstatement.

(a)           All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the expiration, termination or assignment of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)           To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s, and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Administrative Agent or the Lenders to effect such reinstatement.

Section 12.06       Counterparts; Integration; Effectiveness.

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)           This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)           Except as provided in Section 6.01(a), this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07       Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08       Right of Setoff.  Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Subsidiary against any of and all the obligations of the Borrowers or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09       GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)           THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION; PROVIDED, TO THE EXTENT ANY OF THE SECURITY INSTRUMENTS RECITE THAT THEY ARE GOVERNED BY THE LAW OF ANOTHER JURISDICTION, OR ANY ACTION OR EVENT TAKEN THEREUNDER (SUCH AS FORECLOSURE OF THE MORTGAGED PROPERTY) REQUIRES APPLICATION OF OR COMPLIANCE WITH THE LAW OF ANOTHER JURISDICTION, SUCH PROVISIONS AND CONCEPTS SHALL APPLY.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)           EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)           EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY

LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11       Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body; provided Borrowers have been given reasonable advance notice thereof and been afforded an opportunity to limit or protest the disclosure, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided Borrowers have been given reasonable advance notice thereof and been afforded an opportunity to limit or protest the disclosure, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers.  For the purposes of this Section 12.11, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or a Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, any party hereto (and each employee, representative or other agent of such party) may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to that party relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions, as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 12.12       EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY RESULT, SUBJECT TO THE TERMS HEREOF AND THEREOF AND APPLICABLE LAW, IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.13       No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Advances are solely for the benefit of the Borrowers, and no other Person (including, without limitation, any Subsidiary of a Co-Borrower, any obligor, contractor, subcontractor, supplier or materialmen) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 12.14       US Patriot Act Notice.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

Section 12.15                     Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Term Notes, it is agreed as follows:  (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Term Notes shall under no circumstances exceed the maximum non-usurious amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (b) in the event that the maturity of the Term Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Term Loan evidenced by the Term Notes until payment in full so that the rate or amount of interest on account of any Advances hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (a) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.15 and (b) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.15.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.  Chapter 346 of the Texas Finance Code does not apply to a Co-Borrower’s obligations hereunder.

Section 12.16                     References to First Lien Credit Agreement.  Notwithstanding anything to the contrary in any First Lien Loan Documents or the Intercreditor Agreement, references to the First Lien Credit Agreement in this Agreement shall continue to be effective even if the First Lien Credit Agreement has been (i) terminated or assigned by the First Lien Lenders and/or (ii)

Refinanced (as defined in the Intercreditor Agreement), in each case references shall be to the First Lien Credit Agreement in its form immediately prior to termination, assignment or Refinancing thereof. For the avoidance of doubt, unless modified in writing by the Administrative Agent, the Required Lenders or the Lenders, as applicable, any references in this Agreement to the First Lien Credit Agreement with respect to (a) any Consent or Approval of the First Lien Administrative Agent, First Lien Lenders or First Lien Required Lenders (including, without limitation, the consent or Approval described in the definition of “Approved Counterparty” and Section 9.11 hereof) or (b) the delivery by Borrowers to the First Lien Administrative Agent, First Lien Lenders or First Lien Required Lenders of any certificates, Reserve Reports, Engineering Reports, title materials or other deliverables under the First Lien Credit Agreement (including, without limitation, deliveries described or required in Sections 8.12 and 8.13 hereof) shall, in each case, continue to be delivered to, or require the Consent or Approval of, the Administrative Agent, the Lenders or Required Lenders, correspondingly, following the termination, assignment and/or Refinancing of the First Lien Credit Agreement.

Section 12.17                     Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the liens, security interests, and rights granted to the Administrative Agent in its capacity as collateral agent (in such capacity, the “Second Lien Collateral Agent”) pursuant to this Agreement and the Security Instruments and the exercise of any right or remedy by the Second Lien Collateral Agent or the Lenders hereunder or thereunder are subject to the provisions of the Intercreditor Agreement and, in accordance with the Intercreditor Agreement, the liens, security interests and rights of the First Lien Administrative Agent and the First Lien Lenders under the First Lien Loan Documents, and each representation, warranty and undertaking (including, without limitation, the delivery of Collateral) of the Loan Parties in this Agreement and the Security Instruments is qualified accordingly.  Except with respect to the First Liens and pursuant to the Intercreditor Agreement, there is no implied or expressed intent to subordinate the liens and security interests granted to Second Lien Collateral Agent pursuant to this Agreement and the Security Instruments to any present or future liens or security interests in favor of any other Person.  In an event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Section 12.18                     Termination and Release.  To the extent that a Loan Document provides for the termination of such Loan Document or the release of any Lien thereunder upon the payment in full of the Obligations, or words of similar effect, notwithstanding anything to the contrary in such Loan Document, such Loan Document shall terminate and the Administrative Agent shall release such Liens upon payment in full of the Obligations other than contingent Obligations which are intended to survive the termination of such Loan Document and with respect to which the contingency giving rise to such Obligation has not occurred.

[Signatures Begin Next Page]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President – Chief Financial Officer

SEP HOLDINGS III, LLC,
a Delaware limited liability company

By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President – Chief Financial Officer

SN MARQUIS LLC,
a Delaware limited liability company

By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President – Chief Financial Officer

Signature Page to Second Lien Term Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

MACQUARIE BANK LIMITED

By:	/s/ Jonathan Rourke

Name:	Jonathan Rourke

Title:	Executive Director

By:	/s/ Joel Outlaw

Name:	Joel Outlaw

Title:	Associate Director, Legal Risk Management

POA No. 594/10 dated 25 November 2010, expiring 30 November 2012, signed in London

Signature Page to Second Lien Term Credit Agreement

ANNEX I

LIST OF MAXIMUM COMMITMENT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Commitment Amount
Macquarie Bank Limited	100.00%	$250,000,000.00
TOTAL	100.00%	$250,000,000.00

Annex I-1

EXHIBIT A

FORM OF TERM NOTE

$[ ]	, 20

FOR VALUE RECEIVED, SANCHEZ ENERGY CORPORATION, a Delaware corporation, SEP HOLDINGS III, LLC, a Delaware limited liability company and SN MARQUIS LLC, a Delaware limited liability company (collectively, the “Borrowers”) hereby promises to pay to the order of [                                  ] (the “Lender”), the lesser of (i) [                              ] DOLLARS ($[                        ]) and (ii) the aggregate unpaid Loans made by the Lender pursuant to the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, on the dates and in the amounts set forth in the Credit Agreement.  All capitalized terms used herein and not otherwise defined that are defined in the Credit Agreement have the meanings as defined in the Credit Agreement.

The Borrowers promises to pay interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof until such principal amount is paid in full, at the place and at such interest rates as are specified in the Credit Agreement.

This Note is one of the Term Notes referred to in, and the Note and all provisions herein are entitled to the benefits and are subject to the terms of, the Second Lien Term Credit Agreement, dated as of November 15, 2012, among the Borrowers, Macquarie Bank Limited, as Administrative Agent, and the lenders signatory thereto (including the Lender) (as the same may be amended or otherwise modified from time to time, the “Credit Agreement”).

The obligations of the Borrowers hereunder are secured by the Security Documents (subject to the limitations contained in the Security Documents and the Credit Agreement).  The Credit Agreement, among other things, (a) provides for the making of advances by the Lender and other Lenders to the Borrowers from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of interest accruing at the Highest Lawful Rate.

The Borrowers waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate or acceleration, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto.

Exhibit A-1

This Note shall be governed by and construed under the laws of the State of Texas and the applicable laws of the United States of America.

BORROWERS:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:
Name:
Title:

SEP HOLDINGS III, LLC,
a Delaware limited liability company

By:
Name:
Title:

SN MARQUIS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF ADVANCE REQUEST

[                            ], 20[    ]

SANCHEZ ENERGY CORPORATION, a Delaware corporation, SEP HOLDINGS III, LLC, a Delaware limited liability company and SN MARQUIS LLC, a Delaware limited liability company (collectively, the “Borrowers”), pursuant to Section 2.03 of the Second Lien Term Credit Agreement dated as of November 15, 2012 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrowers, Macquarie Bank Limited, as Administrative Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)                                     Aggregate amount of the requested Advance is from:

(a)                                 Tranche A $

(b)                                 Tranche B $

(ii)                              Date of such Advance is [                        ], 20[      ];

(iii)                               Less Tranche B Advance Fee and other unpaid fees due to Lenders ($                      );

(iv)                              Total principal amount currently outstanding (excluding this request) under:

(a)                                 Tranche A $

(b)                                 Tranche B $

The undersigned certifies that he/she is the [                        ] of each Co-Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrowers.  The undersigned further certifies, represents and warrants on behalf of the Borrowers that:

(i)                                     The Borrowers are entitled to receive the requested Advance under the terms and conditions of the Credit Agreement;

(ii)                                  No Default or Event of Default exists;

(iii)                               Attached to this Advance Request as Exhibit A are all Approved authorizations for expenditure, invoices and/or other Supporting Documentation evidencing the amount to be paid out of the Advance;

(iv)                              The sum of (i) the principal amount outstanding under the Term Loan plus (ii) the amount of the Advance requested hereunder, does not exceed the Maximum Commitment;

Exhibit B-1

(v)                                 The amount of the Advance requested exceeds the minimum amount of two hundred fifty thousand dollars ($250,000) except to the extent a lesser amount remains available under the Term Loan [or the applicable Tranche]; and

(vi)                              The Advance is being made to an account set forth in Schedule 2.05(a) of the Credit Agreement unless otherwise agreed in writing by Lenders.

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:
Name:
Title:

SEP HOLDINGS III, LLC,
a Delaware limited liability company

By:
Name:
Title:

SN MARQUIS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [                        ] of SANCHEZ ENERGY CORPORATION, a Delaware corporation, SEP HOLDINGS III, LLC, a Delaware limited liability company, and SN MARQUIS LLC, a Delaware limited liability company (collectively, the “Borrowers”), and that as such he/she is authorized to execute this certificate on behalf of the Borrowers.  With reference to that certain Second Lien Term Credit Agreement dated as of November 15, 2012 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Borrowers, MACQUARIE BANK LIMITED, as Administrative Agent and the lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified), to my knowledge after reasonable investigation:

(a)                                 The representations and warranties of the Borrowers contained in ARTICLE VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrowers pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders have expressly consented in writing to the contrary.

(b)                                 The Borrowers have performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by the Borrowers prior to or at the time of delivery hereof [or specify default and describe].

(c)                                  Since [                        ], 20[    ], no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)                                 There exists no Default or Event of Default [or specify Default and describe].

(e)                                  Attached hereto as Exhibit A are the detailed computations necessary to determine whether the Borrowers are in compliance with Section 8.14 and Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [                        ].

Exhibit C-1

EXECUTED AND DELIVERED this [            ] day of [                        ], 20[    ].

BORROWERS:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:
Name:
Title:

SEP HOLDINGS III, LLC,
a Delaware limited liability company

By:
Name:
Title:

SN MARQUIS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit C-2

FINANCIAL COVENANT CALCULATION WORKSHEET

Summary of Financial Ratios

Section 9.01 Financial Covenants

In Compliance?
Current Ratio	min. 1.0 to 1.0
Interest Coverage Ratio	min. 2.5 to 1.0
Total Leverage Ratio	max. 4.25 to 1.0
Adjusted Present Ratio	min. to 1.0

Current Ratio

Consolidated Current Assets (including unused Commitments)	=	$	=
Consolidated Current Liabilities (excluding Obligations)		$

Interest Coverage Ratio

Consolidated EBITDA	=	$	=
Consolidated Net Interest Expense		$

Total Leverage Ratio

Total Debt	=	$	=
Consolidated EBITDA		$

Adjusted Present Value Ratio

Total Adjusted Present Value	=	$	=
Total Debt		$

Section 8.14

[Provide details of compliance/non-compliance]

Exhibit C-3

Current Ratio

Section 9.01 Financial Covenants

Consolidated Current Assets	$
(+) Unused Commitments	$
(-) Non-cash assets under FAS 133	$
Total Consolidated Current Assets	$

Consolidated Current Liabilities	$
(-) Outstanding Obligations	$
(-) Non-cash obligations under FAS 133	$
Total Consolidated Current Liabilities	$

Current Ratio

Exhibit C-4

Interest Coverage Ratio

Section 9.01 Financial Covenants

Consolidated EBITDA	Q 20
Consolidated Net Income (the following to be added, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income)	$
(+) Consolidated Net Interest Expense	$
(+) Consolidated Income Tax Expense	$
(+) consolidated depletion and depreciation expense of the Borrowers and their Restricted Subsidiaries	$
(+) other non-cash charges to the extent not included in the foregoing	$
(-) all-non-cash income to the extent included in determining Consolidated Net Income	$
Total Consolidated EBITDA	$

Exhibit C-5

Consolidated Net Interest Expense	Q 20

Total consolidated interest expense of the Borrowers and their Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP (the following to be added, to the extent not included in such interest expense and without duplication)

$
(+) interest expense for such period attributable to Capital Lease Obligations and the interest component of any deferred payment obligations	$

(+) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Net Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Net Interest Expense)

$
(+) non-cash interest expense	$
(+) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing	$

(+) the interest expense on Debt of another Person that is guaranteed by any Co-Borrower or one of its Restricted Subsidiaries or secured by a lien on assets of any Co-Borrower or one of its Restricted Subsidiaries, to the extent such guarantee becomes payable or such lien becomes subject to foreclosure

$

(+) costs associated with interest rate obligations under Swap Agreements (including amortization of fees); provided, however, that if such interest rate obligations under Swap Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Net Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income

$
(+) the consolidated interest expense of the Borrowers and their Restricted Subsidiaries that was capitalized during such period	$
(+) all dividends paid or payable in cash, cash equivalents or Debt or dividends accrued during such period on any series of Disqualified Capital Stock of the Borrowers	$
(-) consolidated interest income	$
(-) write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments (to the extent included above)	$
Total Consolidated Net Interest Expense	$

Interest Coverage Ratio

Exhibit C-6

Total Leverage Coverage Ratio

Section 9.01 Financial Covenants

Debt (without duplication)	Q 20
(a) all obligations of the Borrowers and their Restricted Subsidiaries for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments	$
(b) all obligations of the Borrowers and their Restricted Subsidiaries (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments	$

(c) all accounts payable and all accrued expenses, liabilities or other obligations of Borrowers and their Restricted Subsidiaries to pay the deferred purchase price of Property or services excluding accounts payable incurred in the ordinary course of business with respect to which no more than 90 days have elapsed since the date of invoice

$
(d) all Capital Lease Obligations of the Borrowers and their Restricted Subsidiaries	$
(e) all obligations of the Borrowers and their Restricted Subsidiaries under Synthetic Leases	$

(f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of any Co-Borrower and its Restricted Subsidiaries, whether or not such Debt is assumed by such Person

$

(g) all Debt (as defined in the other clauses of this definition) of others guaranteed by the Borrowers and their Restricted Subsidiaries or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss

$

(h) all obligations or undertakings of the Borrowers and their Restricted Subsidiaries to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others, in each case, intended as a means of credit enhancement for creditors of such others and not as a purchase and sale agreement

$

(i) all obligations the Borrowers and their Restricted Subsidiaries to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business

$

(j) any Debt of a partnership for which any Co-Borrower and its Restricted Subsidiaries is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability

$
(k) Disqualified Capital Stock	$
(l) the undischarged balance of any production payment created by any Co-Borrower or its Restricted Subsidiaries or for the creation of which such Person directly or indirectly received payment	$
(m) any deferred put premiums owed by any Co-Borrower or its Restricted Subsidiaries under a Swap Agreement	$
Total Debt	$

Exhibit C-7

Consolidated EBITDA	Q 20
Consolidated Net Income (the following to be added, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income)	$
(+) Consolidated Net Interest Expense	$
(+) Consolidated Income Tax Expense	$
(+) consolidated depletion and depreciation expense of the Borrowers and their Restricted Subsidiaries	$
(+) other non-cash charges to the extent not included in the foregoing	$
(-) all-non-cash income to the extent included in determining Consolidated Net Income	$
Total Consolidated EBITDA	$

Total Leverage Ratio

Exhibit C-8

Adjusted Present Value Ratio

Section 9.01 Financial Covenants

Total Adjusted Present Value	Q 20
$
(a) [PV-10 of Proved Reserves(1)] [200% of PV-10 of PDP Reserves(2)]	$
Total Adjusted Present Value	$

Debt (without duplication)	Q 20
(a) all obligations of the Borrowers and their Restricted Subsidiaries for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments	$
(b) all obligations of the Borrowers and their Restricted Subsidiaries (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments	$

(c) all accounts payable and all accrued expenses, liabilities or other obligations of Borrowers and their Restricted Subsidiaries to pay the deferred purchase price of Property or services excluding accounts payable incurred in the ordinary course of business with respect to which no more than 90 days have elapsed since the date of invoice

$
(d) all Capital Lease Obligations of the Borrowers and their Restricted Subsidiaries	$
(e) all obligations of the Borrowers and their Restricted Subsidiaries under Synthetic Leases	$

(f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of any Co-Borrower and its Restricted Subsidiaries, whether or not such Debt is assumed by such Person

$

(g) all Debt (as defined in the other clauses of this definition) of others guaranteed by the Borrowers and their Restricted Subsidiaries or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss

$

(h) all obligations or undertakings of the Borrowers and their Restricted Subsidiaries to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others, in each case, intended as a means of credit enhancement for creditors of such others and not as a purchase and sale agreement

$

(i) all obligations the Borrowers and their Restricted Subsidiaries to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business

$

(j) any Debt of a partnership for which any Co-Borrower and its Restricted Subsidiaries is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability

$
(k) Disqualified Capital Stock	$
(l) the undischarged balance of any production payment created by any Co-Borrower or its Restricted Subsidiaries or for the creation of which such Person directly or indirectly received payment	$
(m) any deferred put premiums owed by any Co-Borrower or its Restricted Subsidiaries under a Swap Agreement	$
Total Debt	$

Total Adjusted Present Value Ratio

(1)  Calculated using the most recently delivered Engineering Report.

(2)  In the event that the PV-10 of the PDNP Reserves and PV-10 of the PUD Reserves exceeds 50% of the Total Adjusted Value.

Exhibit C-9

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Second Lien Term Credit Agreement, dated as of November 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), among SANCHEZ ENERGY CORPORATION, a Delaware corporation, SEP HOLDINGS III, LLC, a Delaware limited liability company, and SN MARQUIS LLC, a Delaware limited liability company (collectively, the “Borrowers”), the Lenders named therein and MACQUARIE BANK LIMITED, as Administrative Agent for the Lenders.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Advances owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent (with a copy to the Borrowers) together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 5.03 of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of Texas.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

Exhibit D-1

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	$		%
Advances:

The terms set forth above and on the reverse side hereof are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

Exhibit D-2

The undersigned hereby consent to the within assignment:(3)

SEP HOLDINGS III, LLC.	MACQUARIE BANK LIMITED
a Delaware limited liability company

By:
By:	Name:
Name:	Title:
Title:

By:
Name:
Title:

SN MARQUIS LLC,	SANCHEZ ENERGY CORPORATION
a Delaware limited liability company	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

(3)           Consents to be included to the extent required by Section 12.04(b) of the Credit Agreement.

Exhibit D-3

EXHIBIT E

NOTICE OF CONTINUATION

I, the undersigned Financial Officer(s) of SANCHEZ ENERGY CORPORATION, a Delaware corporation, SEP HOLDINGS III, LLC, a Delaware limited liability company, and SN MARQUIS LLC, a Delaware limited liability company (each a “Borrower” and collectively, “Borrowers”), pursuant to Section 2.05(f) of the Second Lien Term Credit Agreement dated as of November 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrowers, MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia, as Administrative Agent (“Administrative Agent”), and the lenders party thereto from time to time, does hereby make the requests indicated below on this          day of                                     ,             :

1.             Continuation of Advance based on the LIBO Rate maturing on                           , 20      :

(a)                                 Amount to be continued as an Advance based on the LIBO Rate is $                              , with an Interest Period of              months;

2.             The undersigned hereby certifies, warrants and represents to the Administrative Agent on behalf of the Borrowers that:

(a)           the representations and warranties contained in Article VII of the Credit Agreement and the representations and warranties contained in the Security Instruments and each of the other Loan Documents are true and correct in all material respects on and as of the date of this continuation, before and after giving effect to this continuation, as though made on and as of this date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

(b)           all conditions precedent to the requested continuation under the terms and conditions of the Credit Agreement have been satisfied; and

(c)           no Default has occurred and is continuing or would result from the making of this continuation.

[Signature page follows]

Exhibit E-1

EXECUTED as of the date first written above.

BORROWERS:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:
Name:
Title:

SEP HOLDINGS III, LLC,
a Delaware limited liability company

By:
Name:
Title:

SN MARQUIS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit E-2

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Term Credit Agreement dated as of November 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Sanchez Energy Corporation, SEP Holdings III, LLC, SN Marquis LLC, Macquarie Bank Limited, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Term Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit F-1

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Term Credit Agreement dated as of November 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Sanchez Energy Corporation, SEP Holdings III, LLC, SN Marquis LLC, Macquarie Bank Limited, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

Exhibit F-2

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Term Credit Agreement dated as of November 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Sanchez Energy Corporation, SEP Holdings III, LLC, SN Marquis LLC, Macquarie Bank Limited, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

Exhibit F-3

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Term Credit Agreement dated as of November 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Sanchez Energy Corporation, SEP Holdings III, LLC, SN Marquis LLC, Macquarie Bank Limited, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Term Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Term Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section (c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-81MY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-81MY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit F-4

EXHIBIT G

FORM OF GUARANTY

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of                   , 20    , is made by each of the undersigned Restricted Subsidiaries of the Borrowers (as defined below) (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of Macquarie Bank Limited, as Administrative Agent (the “Agent”) for the benefit of the Lenders pursuant to that certain Second Lien Term Credit Agreement dated November 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Agent and the Lenders.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make available a multiple advance term loan facility to Sanchez Energy Corporation, a Delaware corporation (“Sanchez”), SEP Holdings III, LLC, a Delaware limited liability company (“SEP”) and SN Marquis LLC, a Delaware limited liability company (“SN Marquis”, together with Sanchez and SEP, the “Borrowers”, and each individually, “Co-Borrower”) in a manner and upon the terms and conditions set forth therein;

WHEREAS, in accordance with the Credit Agreement, the Agent requires that the Guarantors execute a guaranty agreement guaranteeing the Obligations of the Borrowers;

NOW, THEREFORE, in consideration of the premises and agreements herein and in order to induce the Lenders to make the Advances and other extensions of credit pursuant to the Credit Agreement, the Guarantors hereby agree as follows:

Section 1.                                          Definitions.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

Section 2.                                          Guaranty of Payment.  Each Guarantor (not merely as a surety or guarantor of collection) hereby jointly, severally, unconditionally and irrevocably, guarantees the punctual payment and performance when due, whether at stated maturity, as an installment, by prepayment or by demand, acceleration or otherwise, of all Obligations of each Co-Borrower heretofore or hereafter existing.  If any or all of the Obligations become due and payable under the Credit Agreement, the Guarantors jointly and severally and unconditionally promise to pay such Obligations, on demand, together with any and all expenses (including reasonable counsel fees and expenses), which reasonably may be incurred by the Agent in collecting any of the Obligations and in connection with the protection, defense and enforcement of any rights under the Credit Agreement or under any other Loan Document (the “Expenses”).  The Guarantors guarantee that the Obligations shall be paid strictly in accordance with the terms of the Credit Agreement.  The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Credit Agreement.  The Agent shall not be required to exhaust any right or remedy or take any action against the Borrowers or any other person or entity or any collateral prior to any demand or other action hereunder against the Guarantors.  The Guarantors agree that, as between the Guarantors and the Agent, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other

Exhibit G-1

prohibition which may prevent, delay or vitiate any declaration as regards the Borrowers and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantors for the purposes of this Guaranty and each Guarantor shall forthwith pay the Obligations specified by the Agent to be paid as provided in the Credit Agreement without further notice or demand.  Notwithstanding anything contained herein or in the Credit Agreement, any Loan Document or any other document or any other agreement, security document or instrument relating hereto or thereto to the contrary, the maximum liability of each Guarantor hereunder shall never exceed the maximum amount that said Guarantor could pay without having such payment set aside as a fraudulent transfer or fraudulent conveyance or similar action under the U.S. Bankruptcy Code or applicable state or foreign law.

Section 3.                                          Guaranty Absolute.  The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Credit Agreement or the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Credit Agreement or the Obligations, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for the Credit Agreement or the Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Credit Agreement or the Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of the Credit Agreement or the Obligations; (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement or the transactions contemplated thereby (other than actual payment) which might constitute a legal or equitable defense available to, or discharge of, any Co-Borrower or the Guarantors and (f) any claim or assertion that any payment by any Guarantor hereunder should be set aside pursuant to Section 2 in connection with any stay, injunction or other prohibition or event, in which case each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of the maximum liability of each Guarantor hereunder in accordance with Section 2 and the recipient of such payment, if so required by a court of competent jurisdiction by a final and non-appealable judgment, shall then be liable for the refund of any excess amounts.  If any such rebate or refund is ever required, then subject to the limitations of Section 2, all other Guarantors shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law.

Section 4.                                          Guaranty Irrevocable.  This Guaranty is a continuing guaranty of the payment of all Obligations now or hereafter existing and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and until all Commitments of the Lenders shall be terminated in accordance with the terms of the Credit Agreement.  A Guarantor shall be automatically released from its obligations under this Guaranty upon it ceasing to be a “Guarantor” for purposes of the Credit Agreement (subject to the satisfaction of any conditions set forth therein).

Section 5.                                          Reinstatement.  This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent on the insolvency, bankruptcy,

Exhibit G-2

dissolution, liquidation or reorganization of any Co-Borrower, any Guarantor, or any other Person that is a party to the Loan Documents, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Co-Borrower, any Guarantor or any other Person that is a party to the Loan Documents, or otherwise, all as though the payment had not been made.

Section 6.                                          Subrogation.  Each Guarantor hereby agrees that it shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and all of the Commitments have been terminated and are no longer in effect.  Any amounts paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Obligations have not been paid in full, shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement.  If a Guarantor has made a payment to the Agent hereunder of all or any part of the Obligations and all the Obligations are paid in full and all of the Commitments have been terminated and are no longer in effect, the Agent shall, at such Guarantor’s request, execute and deliver to the Guarantor the appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from the payment.

Section 7.                                          Subordination.  Any liabilities owed by any Co-Borrower to the Guarantors in connection with any extension of credit or financial accommodation by the Guarantors to or for the account of such Co-Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of such Co-Borrower to the Guarantors, if the Agent so requests, shall be collected, enforced and received by the Guarantors as trustee for the Agent and shall be paid over to the Agent on account of the Obligations.

Section 8.                                          Certain Taxes.  The Guarantors further agree that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for Taxes.  If any Taxes are required to be withheld from any amounts payable to the Agent hereunder, the amounts so payable to the Agent shall be increased to the extent necessary to yield to the Agent (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid.  Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.

Section 9.                                          Representations and Warranties.  Each of the Guarantors represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary corporate or other organizational action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to it; (iii) does not require the consent or approval of any Person, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws

Exhibit G-3

affecting creditors’ rights generally; and (b) in executing and delivering this Guaranty, such Guarantor has not relied and will not rely upon any representations or warranties of the Agent not embodied herein or any acts heretofore or hereafter taken by the Agent (including but not limited to any review by the Agent of the affairs of the Borrowers).

Section 10.                                   Remedies Generally.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 11.                                   Setoff.  Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Agent or the Lenders may otherwise have, the Agent and each of the Lenders shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the account of such Guarantor at any of the Agent’s or any Lender’s offices, in U.S. dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due, in which case it shall promptly notify such Guarantor thereof; provided that the Agent’s or any Lender’s failure to give such notice shall not affect the validity thereof.

Section 12.                                   Formalities.  Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Credit Agreement and this Guaranty and any liability to which the Credit Agreement and this Guaranty applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Agent institute suit, collection proceedings or take any other action to collect the Obligations, including any requirement that the Agent protect, secure, perfect or insure any security interest or Lien against any Property or exhaust any right or take any action against any Co-Borrower or any other Person (including the other Guarantors) or any Collateral (it being the intention of the Agent and each Guarantor that the obligations of such Guarantor under this Guaranty are to be a guaranty of payment and not of collection) or that any Co-Borrower or any other Person (including the other Guarantors) be joined in any action hereunder.  Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent of the creation of any Obligation or liability to which it applies or may apply, any amounts received by the Agent, notice of disposition or substitution of Collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

Section 13.                                   Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty, nor consent to any release by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and such Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 14.                                   Expenses.  The Guarantors shall reimburse the Agent on demand for all Expenses without duplication of any reimbursements affected under the Credit Agreement.  The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

Exhibit G-4

Section 15.                                   Assignment.  This Guaranty shall be binding on, and shall inure to the benefit of the Guarantors, the Agent and their respective successors and assigns; provided that the Guarantors may not assign or transfer their respective rights or obligations under this Guaranty.  Without limiting the generality of the foregoing: (a) the obligations of the Guarantors under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if any of the Guarantors is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Agent may assign, sell participations in or otherwise transfer its rights under the Credit Agreement to any other person or entity in accordance with the terms and conditions thereof, and the other person or entity shall then become vested with all the rights granted to the Agent in this Guaranty or otherwise.  Guarantor may merge into any Co-Borrower or another Guarantor as provided in the Credit Agreement.

Section 16.                                   Captions.  The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 17.                                   Governing Law, Etc.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.  EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY, TEXAS AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS.  SERVICE OF PROCESS BY THE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME.  EACH GUARANTOR (AND, BY ITS ACCEPTANCE HEREOF, THE AGENT) WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION.  TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Section 18.                                   Integration; Effectiveness.  This Guaranty alone sets forth the entire understanding of the Guarantors and the Agent relating to the guarantee of the Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Guaranty shall become effective when it shall have been executed and delivered by the Guarantors to the Agent.

Exhibit G-5

Section 19.                                   Credit Agreement; Intercreditor Agreement.  To the extent there are any conflicts or inconsistencies between this Guaranty and the Credit Agreement, the provisions of the Credit Agreement will control. Notwithstanding anything herein to the contrary, the guaranty given in favor of the Agent pursuant to this Guaranty and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. If there is a conflict between the terms of the Intercreditor Agreement and this Guaranty, the terms of the Intercreditor Agreement will control.

Section 20.                                   Counterparts.  This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Guaranty by telecopy or electronic means shall be effective as delivery of a manually executed signature page of this Guaranty.

[Signature page follows]

Exhibit G-6

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTOR(S):

[By:
Name:
Title:

Address for Service of Process:

[ ]
[ ]

Signature Page to Guaranty Agreement (Second Lien Term Credit Agreement)

EXHIBIT H

JOINDER

THIS JOINDER (this “Joinder”) dated as of                         , 20    , is among                                         , a                              (the “New Obligor”) and                           , a                            (“New Obligor Parent”) in favor of the Lenders (as defined in the Credit Agreement) and Macquarie Bank Limited, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the New Obligor Parent, together with [insert names of other Co-Borrowers if New Obligor Parent is a Co-Borrower] [Sanchez Energy Corporation, a Delaware corporation, SEP Holdings III, LLC, a Delaware limited liability company and SN Marquis, LLC, a Delaware limited liability company (the “Borrowers”)](4), the Guarantors party thereto, the Lenders, the Administrative Agent (collectively, the “Original Parties”) are parties to that certain Second Lien Term Credit Agreement dated November 15, 2012 (as the same has been or may be amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the New Obligor Parent and the Guarantors are parties to that certain Security and Pledge Agreement, of even date with the Credit Agreement (as the same has been or may be amended, modified or supplemented from time to time, the “Security Agreement”);

WHEREAS, the New Obligor Parent and the New Obligor are required to execute this Joinder pursuant to Section 8.16 of the Credit Agreement;

WHEREAS, the New Obligor desires to become a party to the Security Agreement as a “Debtor” and to receive all of the benefits of and to become subject to the obligations thereof as a Guarantor and Debtor, respectively;

WHEREAS, as a condition to the New Obligor becoming a party to the Security Agreement, the New Obligor Parent is required to pledge its ownership interest in the New Obligor;

NOW THEREFORE, in consideration of the benefits to be derived by the New Obligor under the Credit Agreement and as a Guarantor under the Guaranty and for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the above-named parties agree as follows:

1.                                      Terms.  Capitalized terms used in the opening paragraph, the recitals and otherwise herein and not defined have the same meaning assigned to such terms in the Credit Agreement.

2.                                      Joinder to and Ratification of Credit Agreement and Security Agreement.  By executing and delivering this Joinder, the New Obligor hereby (i) becomes a party to the Security Agreement as a Debtor as if the New Obligor had originally signed such Security Agreement and (ii) expressly assumes all obligations and liabilities of a Debtor

(4)  To be used if the New Obligor Parent is not the Borrower.

Exhibit H-1

thereunder, as applicable.  The New Obligor hereby makes as of the date hereof each of the representations and warranties made by the Debtors in the Security Agreement except (a) any such representations and warranties that were made by the other Debtors as of an earlier specific date and (b) any such representations and warranties deemed to be made by the New Obligor are only made as to information, disclosures and matters as it relates to such New Obligor, and (c) any such representations and warranties made as to matters disclosed or set forth in a Schedule or an Annex to such documents are deemed to be made as to the corresponding Schedule or Annex attached hereto.  The New Obligor Parent hereby makes as of the date hereof each of the representations and warranties made by it in the Credit Agreement and the Security Agreement except (a) any such representations and warranties that were made with respect to the other Guarantors as of an earlier specific date and (b) any such representations and warranties deemed to be made by the New Obligor are only made as to information, disclosures and matters as it relates to such New Obligor, and (c) any such representations and warranties made as to matters disclosed or set forth in a Schedule or an Annex to such documents are deemed to be made as to the corresponding Schedule or Annex attached hereto.  After giving effect to this Joinder, the Security Agreement shall serve as security for the obligations of each New Obligor contained in the Credit Agreement.

3.                                      Security Interest (New Obligor).  As security for the Obligations, the New Obligor hereby grants to the Administrative Agent, for the benefit of the Lenders, to the maximum extent allowed by applicable law, a lien and security interest on all of the assets of the New Obligor described as Collateral in the Security Agreement, subject to the exclusions contained in the Security Agreement, whether now held or hereafter acquired, of any kind, pursuant to, and in accordance with the terms of the Security Agreement.

4.                                      Security Interest (New Obligor Parent).  As security for the Obligations, the New Obligor Parent hereby grants to the Administrative Agent, for the benefit of the Lenders, to the maximum extent allowed by applicable law, a lien and security interest on all of the Securities Collateral (as defined in the Security Agreement) of the New Obligor, including, without limitation, the Equity Interests of the New Obligor owned by the New Obligor Parent and identified on Annex 3 (as updated pursuant to this Joinder) whether now held or hereafter acquired, pursuant to, and in accordance with the terms of the Security Agreement.

5.                                      Authorization to Take Further Action.  The New Obligor hereby authorizes the Administrative Agent to file such financing statements and any amendments and extensions thereof as may be necessary or desirable in order to perfect the Liens under the Security Agreement or any modification, extension or ratification thereof.

6.                                      Reliance.  All parties hereto acknowledge that the Administrative Agent and the Lenders are relying on this Joinder, the accuracy of the statements herein contained and the performance of the conditions placed upon the New Obligor hereunder.

7.                                      Delivery of Certificates; Further Assurances.  Subject to the terms of the Intercreditor Agreement, concurrently with the execution and delivery of this Joinder, the New

Exhibit H-2

Obligor Parent shall deliver all membership or stock certificates, as applicable, of the New Obligor as described on Annex 3 to the Security Agreement (as updated pursuant to this Joinder) to the Administrative Agent together with related stock or membership powers, as applicable, executed in blank by the New Obligor Parent.  In addition to the foregoing, subject to the terms of the Intercreditor Agreement, the New Obligor Parent and New Obligor shall execute such further documents and undertake any such measure as may be reasonably necessary to effect and carry out the terms of this Joinder and the implementation thereof.

8.                                      Warranties.  The New Obligor (a) represents and warrants that it is legally authorized to enter into this Joinder, (b) confirms that it has received copies of the Credit Agreement, Guaranty and the Security Agreement and all related documents, and that on the basis of its review and analysis of this information has decided to enter into this Joinder and (c) confirms that it is a Subsidiary of the Borrower that it is required to enter into this Joinder pursuant to Section 8.16 of the Credit Agreement.

9.                                      Updated Information.  Concurrently with this Joinder, the New Obligor is delivering a completed New Obligor Information List, attached as Attachment A hereto.  Borrower and the New Obligor acknowledge and agree that Schedules 7.01 and 7.14, of the Credit Agreement and Annexes 1 through 16, inclusive, of the Security Agreement, have been updated with respect to the New Obligor only by the information contained in Attachment A hereto, and, with respect to the New Obligor only, are true, accurate and complete representations of the information described and referenced in the corresponding sections of the Credit Agreement and Security Agreement, as applicable, after giving effect to this Joinder.

10.                               Choice of Law.  This Joinder shall be governed by and construed under the laws of the State of Texas.

11.                               Ratification.  Except as modified hereby, the Credit Agreement and the Security Agreement remain in full force and effect according to their terms.

12.                               Intercreditor Agreement.    The matters set forth in Section 7.19 of the Security Agreement shall apply equally to this Joinder as they apply to the Security Agreement, mutatis mutandis.

12.                               Effectiveness.  Upon execution of this Joinder by the New Obligor, this Joinder shall become immediately effective and enforceable as to the New Obligor.

[Signatures on following pages]

Exhibit H-3

IN WITNESS WHEREOF, the parties have executed this Agreement and agreed to the provisions contained herein effective as of                                 , 20    .

NEW OBLIGOR:

,
a

By:
Name:
Title:

NEW OBLIGOR PARENT:

,
a

By:
Name:
Title:

ADMINISTRATIVE AGENT:

MACQUARIE BANK LIMITED

By:
Name:
Title:

Exhibit H-4

Acknowledged for the purposes of Section 9:

SANCHEZ ENERGY CORPORATION

By:
Name:
Title:

SEP HOLDINGS III, LLC

By:
Name:
Title:

SN MARQUIS LLC

By:
Name:
Title:

Exhibit H-5

ATTACHMENT A

ADDITIONAL INFORMATION REGARDING THE NEW OBLIGOR

1.                                      The following Schedules as described in the Credit Agreement:

Schedule 7.01                                                                                                                    Organization; Powers

Schedule 7.14                                                                                                                    Subsidiaries

2.                                      The following Annexes as described in the Security Agreement:

Annex 1	Intellectual Property Licenses
Annex 2	Patent Collateral
Annex 3	Securities Collateral
Annex 4	Trademark Collateral
Annex 5	Filing Offices
Annex 6	Debtor Information
Annex 7	Previous Names and Transactions
Annex 8	Offices and Locations of Records
Annex 9	Locations of Inventory and Equipment
Annex 10	Deposit Accounts
Annex 11	Securities Accounts and Commodity Accounts
Annex 12	Instruments and Tangible Chattel Paper
Annex 13	Electronic Chattel Paper
Annex 14	Letters of Credit
Annex 15	Commercial Tort Claims
Annex 16	Third Party Locations

Entity Documents

Provide a copy of all that apply:

Corporation:                          Filed Articles of Incorporation/Amendments and Bylaws/Resolutions with Incumbency Certificate

Partnership:                               Partnership Agreement and filed/recorded Certificate of Partnership

Limited Liability Company (LLC):                Article of Organization and Operating Agreement/Member or Manager Consent with Incumbency Certificate

Limited Liability Partnership (LLP):            Certificate of registered partnership and partnership agreement

Fictitious Name Filing: Trade Name-Entities doing business under fictitious name; if applicable

Exhibit H-6

SCHEDULE 2.05(a)

ADVANCE REQUESTS

SANCHEZ ENERGY CORPORATION

ACCOUNT/WIRING INTRUCTIONS FOR ADVANCE REQUESTS

Bank                  UBS-AG

ABA Routing Number                        26007993

Credit to                                                 UBS Financial Services, Inc.

Acct #             101-WA-258641-000

For further Credit To                                Sanchez Energy Corporation

Account #                                        CP-48450

SCHEDULE 2.05(c)

AUTHORIZED SIGNATORIES ON ADVANCE REQUESTS

Name and Position(s)	Signature

Antonio R. Sanchez, III
President of each of the Borrowers	/s/ Antonio R. Sanchez, III

Michael G. Long
Senior Vice President - Chief Financial Officer of each of the Borrowers	/s/ Michael G. Long

Frank A. Guerra
Executive Vice President of each of the Borrowers	/s/ Frank A. Guerra

Kirsten A. Hink
Vice President - Principal Accounting Officer of each of the Borrowers	/s/ Kirsten A. Hink

SCHEDULE 7.01

CORPORATE ORGANIZATIONAL CHART

SCHEDULE 7.05

LITIGATION

None.

SCHEDULE 7.14

SUBSIDIARIES

Name of Subsidiary	Ownership Interest of the Borrowers
SEP Holdings III, LLC	100% Membership Interest held by Sanchez Energy Corporation

SN Marquis LLC	100% Membership Interest held by Sanchez Energy Corporation

SCHEDULE 7.16

TITLE EXCEPTIONS TO PROPERTIES

None.

SCHEDULE 7.18

GAS IMBALANCES

None.

SCHEDULE 7.19

MARKETING CONTRACTS

None.

SCHEDULE 7.20

SWAP AGREEMENTS

Shell Energy North America (US), L.P. with SEP Holdings III, LLC

•                  Master Swap Agreement dated as of June 8, 2012

•                  Confirmation for Commodity Option Transaction dated April 5, 2012, Transaction No: 5923850, as revised

•                  Confirmation for Commodity Option Transaction dated April 5, 2012, Transaction No: 5923852, as revised

SCHEDULE 7.26

PURCHASERS OF PRODUCTION

Purchaser Name	Contract Type	County(ies)

Gulfmark Energy, Inc	Oil Purchase	Fayette
P O box 844, Houston, TX 77001

Flint Hills Resources, LP	Oil Purchase	Zavala
20 East Greenway Plaza, Houston 77046-2002

Enterprise Crude Oil, LLC	Oil Purchase	Zavala
1100 Louisiana, Houston, TX 77002

ETC Texas Pipeline, Ltd	Gas Purchase and Process	Zavala
800 East Sonterra Blvd, Ste 400, San Antonio, TX 78258

Marathon Oil Company	Oil and Gas JOA	Gonzales
5555 San Felipe Street, Houston, TX 77056

SCHEDULE 9.02

EXISTING DEBT

None.

SCHEDULE 9.03

LIENS

None.

SCHEDULE 9.05

INVESTMENTS

None.

SCHEDULE 9.17

EXISTING SHELL SWAP AGREEMENTS

1.                                      Master Swap Agreement dated as of June 8, 2012 between SEP Holdings III, LLC and Shell Energy North America (US), L.P.

2.                                      Confirmation for Commodity Option Transaction dated April 5, 2012, Transaction No: 5923850 - Revised between SEP Holdings III, LLC and Shell Energy North America (US), L.P.

3.                                      Confirmation for Commodity Option Transaction dated April 5, 2012, Transaction No: 5923852 - Revised between SEP Holdings III, LLC and Shell Energy North America (US), L.P.